                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY
                                                                  --------------






             TRUST INDENTURE, ASSIGNMENT OF CHARTER AND HEAD LEASE
                             AND SECURITY AGREEMENT

                                     among

                               SAMOCO 1233 TRUST,
                           a Delaware Business Trust,
                               created under the
                             Trust Agreement dated
                         as of November 22, 1996, with
                         the Owner Participant thereto
                                      and

                      STATE STREET BANK AND TRUST COMPANY
                               Indenture Trustee


                         Dated as of December 19, 1996


                Leveraged Lease of one Very Large Crude Carrier

                               TABLE OF CONTENTS
                               -----------------

                                                                Page
                                                                ----

                                   ARTICLE I

                                  DEFINITIONS

  SECTION 1.01.  Definitions..................................   5

                                   ARTICLE II

                               THE SECURED NOTES

  SECTION 2.01.  Secured Notes................................   6
  SECTION 2.02.  Payment from Indenture Estate Only...........   7
  SECTION 2.03.  Method of Payment............................   7
  SECTION 2.04.  Note Register................................   8
  SECTION 2.05.  Registered Owners............................   9
  SECTION 2.06.  Transfer, Exchange and Replacement of Notes..   9
  SECTION 2.07.  New Notes, Payment of Expenses...............  10
  SECTION 2.08.  Additional Notes.............................  10
  SECTION 2.09.  Termination of Interest in Indenture Estate..  14
  SECTION 2.10.  Equally and Ratably Secured..................  14

                                  ARTICLE III

                            REDEMPTION AND REFUNDING

  SECTION 3.01.  Generally................................  14
  SECTION 3.02.  Mandatory Casualty Redemption............  15
  SECTION 3.03.  Mandatory Early Termination Redemption...  15
  SECTION 3.04.  Assumption of Obligations of Owner Trust.  15
  SECTION 3.05.  Optional Redemption......................  18
  SECTION 3.06.  Owner Trust's and Owner Participant's
                 Option to Redeem or Purchase Secured
                 Notes....................................  18
  SECTION 3.07.  Deposited Redemption Moneys..............  19
  SECTION 3.08.  Acquisition of Secured Notes.............  20
  SECTION 3.09.  Condition to Redemption and Refunding....  20
  SECTION 3.10.  Notice of Certain Redemptions............  20

                                 ARTICLE IV

                     RECEIPT, DISTRIBUTION AND APPLICATION
                      OF INCOME FROM THE INDENTURE ESTATE;
                          ACTIONS UPON VESSEL DELIVERY

  SECTION 4.01. Distribution of Hire.....................  21
  SECTION 4.02.  Certain Distributions...................  22
  SECTION 4.03.  Distribution After Indenture Event of
                 Default.................................  22
  SECTION 4.04.  Application of Payments on Secured Notes  24
  SECTION 4.05. Applications of Payments According to Applicable Operative Document Provisions 24
  SECTION 4.06.  Amounts Received for Which No Provision
                 Is Made.................................  25
  SECTION 4.07.  Payment Procedures......................  25
  SECTION 4.08.  Application of Payments Under Parent
                 Guaranty................................  26
  SECTION 4.09  Actions upon Vessel Delivery.............  26

                                   ARTICLE V

                COVENANTS OF OWNER TRUST AND THE OWNER TRUSTEES;
                CERTAIN AGREEMENTS; INDENTURE EVENTS OF DEFAULT;
                         REMEDIES OF INDENTURE TRUSTEE

  SECTION 5.01.  Covenants of Owner Trust and the
                 Managing Trustee; Certain
                 Agreements..............................  26
  SECTION 5.02.  Indenture Events of Default.............  28
  SECTION 5.03.  Certain Rights..........................  30
  SECTION 5.04.  Remedies................................  31
  SECTION 5.05.  Suit; Possession; Title; Sale of
                 Indenture Estate........................  34
  SECTION 5.06.  Remedies Cumulative.....................  37
  SECTION 5.07.  Discontinuance of Proceedings...........  37
  SECTION 5.08.  Waiver of Past Defaults.................  38
  SECTION 5.09.  No Action Contrary to Certain Third
                 Party Rights............................  38
  SECTION 5.10.  Rights of Holders of Secured Notes......  38
  SECTION 5.11.  Limitation on Suits by Holders..........  38

                                   ARTICLE VI

                        DUTIES OF THE INDENTURE TRUSTEE

  SECTION 6.01.  Certain Actions.........................  39
  SECTION 6.02.  Action Upon Instructions................  39
  SECTION 6.03.  Release of Lien of Indenture............  40
  SECTION 6.04.  Indemnification.........................  41
  SECTION 6.05.  No Implied Duties.......................  41
  SECTION 6.06.  Duties to Remove Certain Liens..........  41
  SECTION 6.07.  No Action Except Under Operative
                 Documents or Instructions...............  41
  SECTION 6.08.  Certain Rights of the Owner Trust
                 and the Owner Participant...............  42
  SECTION 6.09.  Filing of Financing and Continuation
                 Statements..............................  43
  SECTION 6.10.  Publishing of Notices...................  43
  SECTION 6.11.  Taxes; Withholding; Information
                 Reporting...............................  43

                                  ARTICLE VII

                  THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE

  SECTION 7.01.  Acceptance of Trusts and Duties.........  44
  SECTION 7.02.  Absence of Duties Except as Specified...  44
  SECTION 7.03.  No Representations or Warranties........  44
  SECTION 7.04.  No Segregation of Moneys; No Interest;
                 Investments.............................  45
  SECTION 7.05.  Reliance; Agents; Advice of Counsel.....  45
  SECTION 7.06.  No Compensation from Holders or
                 Indenture Estate........................  46
  SECTION 7.07.  Right of the Indenture Trustee to
                 Perform Covenants, Etc..................  46
  SECTION 7.08.  Moneys for Payments in Respect of
                 Notes to be Held in Trust...............  47
  SECTION 7.09.  Disposition of Moneys Held for
                 Payments of Notes.......................  47

                                  ARTICLE VIII

                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES


  SECTION 8.01.  Notice of Successor Owner Trustee.......  47
  SECTION 8.02.  Resignation of Indenture Trustee;
                 Appointment of Successor................  48
  SECTION 8.03.  Co-Trustees and Separate Trustees.......  49

                                   ARTICLE IX

                       SUPPLEMENTS AND AMENDMENTS TO THIS
                         INDENTURE AND OTHER DOCUMENTS



  SECTION 9.01.  Indenture Supplements Without Consent of
                 Holders.....................................  51
  SECTION 9.02.  Supplements and Amendments to Operative
                 Documents With Consent Holders of Notes.....  52
  SECTION 9.03.  Execution of Indenture Supplement,
                 Amendments, Etc.............................  56
  SECTION 9.04.  Effect of Indenture Supplement..............  56
  SECTION 9.05.  Reference in Secured Notes to Indenture
                 Supplements.................................  56
  SECTION 9.06.  Notices of Indenture Supplements and
                 Amendments, Etc.............................  57
  SECTION 9.07.  Charterer Rights............................  57

                                   ARTICLE X

                                 MISCELLANEOUS


  SECTION 10.01.  Termination of Indenture...................  57
  SECTION 10.02.  No Legal Title to Indenture Estate in
                  Holders....................................  57
  SECTION 10.03.  Power of Attorney..........................  58
  SECTION 10.04.  Regarding the Owner Trust and the Owner
                  Trustees...................................  58
  SECTION 10.05.  Notices....................................  59
  SECTION 10.06.  Severability of Provisions.................  59
  SECTION 10.07.  No Oral Modification or Continuing Waivers.  59
  SECTION 10.08.  Successors and Assigns.....................  60
  SECTION 10.09.  Headings; Table of Contents................  60
  SECTION 10.10.  Normal Commercial Relations................  60
  SECTION 10.11.  Governing Law..............................  60
  SECTION 10.12.  Execution..................................  60
  SECTION 10.13.  Security Agreement.........................  60
  SECTION 10.14.  Benefits of Indenture......................  60

  Appendix A   Definitions

  Schedule 1   Description of Vessel

  Exhibit A    Form of Secured Note
  Exhibit B    Maturity Dates, Etc.
  Exhibit C    Form of Substitution Agreement
  Exhibit D    Form of Indenture Supplement
  Exhibit E    Form of Ship Mortgage

             TRUST INDENTURE, ASSIGNMENT OF CHARTER AND HEAD LEASE,
                             AND SECURITY AGREEMENT



     This TRUST INDENTURE, ASSIGNMENT OF CHARTER AND HEAD LEASE, AND SECURITY AGREEMENT dated as of December 19, 1996 (this "Indenture"), between SAMOCO 1233
                                               ---------
TRUST, a trust created pursuant to the Delaware Business Trust Act (the "Owner
                                                                         -----
Trust") under the Trust Agreement (as hereinafter defined), under which DEUTSCHE
-----
MORGAN GRENFELL (CAYMAN) LIMITED, a Cayman Islands banking corporation is the Managing Trustee, (together with its permitted successors and assigns, the "Managing Trustee"), acting not individually, except as otherwise provided
-----------------
herein (when acting in such individual capacity, the "Cayman Trust Company"),
                                                      --------------------
but solely as trustee for the Owner Trust (the Managing Trustee in such capacity being, the "Owner Trustee", and STATE STREET BANK AND TRUST COMPANY, a
            -------------
Massachusetts trust company (together with its permitted successors and assigns, the "Indenture Trustee").
     -----------------

                                  WITNESSETH:
                                  ----------

     WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

     WHEREAS, the Owner Participant, the Cayman Trust Company and Wilmington Trust Company (the "Delaware Trust Company") have heretofore entered into the Declaration of Agreement of Trust dated as of November 22, 1996 (the "Trust
                                                                      -----
Agreement"), whereby, among other things, the Cayman Trust Company and the
---------
Delaware Trust Company in their respective capacities as Managing Trustee and Delaware Trustee thereunder have declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the Lien of this Indenture, and the Owner Trust is authorized and directed to execute and deliver this Indenture;

     WHEREAS, the Owner Trust desires by this Indenture to provide, among other things, (i) for the issuance by the Owner Trust to the Pass Through Trustee of the Series 1996-A-3 Secured Notes, a form of which is set forth in Exhibit A hereto, upon payment by the Pass Through Trustee of the aggregate principal amount of such Secured Notes, (ii) for the grant, assignment, mortgage and pledge by the Owner Trust to the Indenture Trustee, as part of the Indenture Estate thereunder, among other things, all of the right, title and interest of the Owner Trust in, to and under, as the case may be, the Vessel (by virtue of the grant hereunder and the grant under the Ship Mortgage), the Construction Contract, the Bill of Sale, the Head Lease, the Conditional Sale Agreement, the Charter and the Parent Guaranty, and all payments and other amounts received hereunder or thereunder

(other than Excepted Payments), in accordance with the terms hereof and thereof, as security for, among other things, the Owner Trust's obligations to the Indenture Trustee, the Loan Participants and the other Holders and for the benefit and security of the Loan Participants and such Holders;

     WHEREAS, all things have been done to make the Secured Notes, when executed by the Owner Trust and authenticated, issued and delivered hereunder, the legal, valid, binding and enforceable obligations of the Owner Trust in accordance with their terms; and

     WHEREAS, all things necessary to make this Indenture the legal, valid, binding and enforceable obligation of the Owner Trust, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened, and the Indenture Trustee has duly accepted the trust created hereby and as evidenced thereof has joined in the execution hereof;

     NOW, THEREFORE, THIS TRUST INDENTURE, ASSIGNMENT OF CHARTER AND SECURITY AGREEMENT WITNESSETH that, to secure (i) the prompt payment of the principal of, Make-Whole Amount, if any, and interest on all Secured Notes from time to time Outstanding hereunder and of all other amounts payable to the Holders (whether as Holders or Loan Participants) hereunder, under the Secured Notes and under the other Operative Documents, (ii) the performance and observance by the Owner Trust of all of the provisions, covenants and agreements contained in the Participation Agreement, in the Secured Notes and in the other Operative Documents for the benefit of the Indenture Trustee or the Holders herein, and
(iii) the performance and observance by the Owner Participant of its covenants and agreements contained in the Operative Documents (the obligations described in the above clauses (i), (ii) and (iii), collectively, the "Indenture
                                                             ---------
Indebtedness"), and for the uses and purposes and subject to the terms and
------------
provisions hereof, and in consideration of the premises and of the covenants herein contained and of the acceptance of the Secured Notes by the Holders thereof:

                                GRANTING CLAUSE
                                ---------------

     The Owner Trust, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment and performance of the Indenture Indebtedness, hereby presently irrevocably mortgages, hypothecates and pledges unto the Indenture Trustee and creates to and for the benefit of the Indenture Trustee, a security interest in and mortgage lien on, and assigns by way of security, all of the right, title and interest of the Owner Trust in, to and under the following property, rights, interests, and privileges, now owned or in the future acquired by the Owner Trust or in which the Owner Trust now has or may in the future acquire any estate, right, title or interest (which collectively, together with all of the Indenture Trustee's right, title and interest in and to the

Vessel described in the Ship Mortgage, by virtue of the grant of the Ship Mortgage and the U.K. Security Assignment, including all property hereafter subjected to the Lien of this Indenture, the Ship Mortgage or the U.K. Security Assignment by any Indenture Supplement or any mortgage supplemental hereto or thereto, but excluding Excepted Payments, shall constitute the "Indenture
                                                                ---------
Estate"), to wit:

          (a) all right, title and interest of the Owner Trust in the Vessel (as described in Schedule 1 hereto), including, without limitation, any Component (including any replacement Component) or Modification or Alteration to the Vessel which, pursuant to the terms of the Conditional Sale Agreement and the Charter, are the property of the Owner Trust;

          (b) the Construction Contract, together with all amendments thereto, and including, without limitation, all moneys and claims for moneys due and to become due to the Owner Trust thereunder, subject to the rights of the U.K. Lessor under the Conditional Sale Agreement;

          (c) upon delivery of the Vessel, the Bill of Sale and all rights, powers and remedies of the Owner Trust pursuant thereto, whether arising thereunder or by statute, at law, in equity or otherwise, subject to the rights of the U.K. Lessor under the Conditional Sale Agreement;

          (d) the Charter, including, without limitation, (i) all amounts of hire, rent, income insurance proceeds and requisition, indemnity or other payments of any kind for or with respect to any asset leased or subleased thereunder, (ii) all rights of the Owner Trust to exercise any election or option, or to give any notice, consent, waiver or approval under or in respect of the Charter, or to accept any surrender or enter into any modification thereof, as the case may be, and (iii) all rights, powers and remedies of the Owner Trust pursuant to the Charter, whether arising thereunder or by statute, at law, in equity or otherwise, including, without limitation, the right to possession of any asset demised thereunder;

          (e) the Conditional Sale Agreement, the Head Lease, the Lessee Support Agreement and the Lessor's Mortgage, including, without limitation, (i) all amounts payable to the Owner Trust under any of them, (ii) all right of the Owner Trust to exercise any election or option, or to give any notice, consent, waiver or approval under or in respect of any such agreement, or to accept any surrender or enter into any modification thereof, as the case may be, and (iii) all rights, powers and remedies of the Owner Trust pursuant to any such agreement, whether arising thereunder or by statute, at law, in equity or otherwise;

          (f) the Parent Guaranty, including without limitation, (i) all amounts payable thereunder, (ii) all rights of the Owner Trust to exercise any election or option, or to give any notice, consent, waiver or approval under or in respect of the Parent Guaranty, or to accept any surrender or enter into any modification thereof, as the case may be, and (iii) all rights, powers and remedies of the Owner Trust pursuant to the Parent Guaranty, whether arising thereunder or by statute, at law, in equity or otherwise;

          (g) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee pursuant to any term of any Operative Document, and held or required to be held by the Indenture Trustee hereunder;

          (h) to the extent assignable, any and all permits, certificates, approvals and authorizations, however characterized, issued or in any way furnished in connection with the Vessel, whether necessary or not for the operation and use of the Vessel;

          (i) all the tolls, rents, issues, profits, products, revenues and other income of the property subjected or required to be subjected to the Lien of this Indenture, including all payments or proceeds payable to the Owner Trust upon or after termination of the Charter as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Owner Trust in and to the same and every part thereof; and

          (j) all rights or property which may be received upon the exercise of any remedy or option contained in any of the above-described instruments and all proceeds in whatever form of all or any part of any of the foregoing;

          EXCLUDING, HOWEVER, from the foregoing grant, and thereby from the Lien of this Indenture and from the Indenture Estate, any and all Excepted Payments; and

          SUBJECT to the rights of the Owner Trust and the Owner Participant hereunder, including, without limitation, Section 6.08;

          TO HAVE AND TO HOLD the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Holders, without any priority of any one Secured Note over any other, and for the uses and purposes and subject to the terms and conditions set forth in this Indenture. This Indenture is a mortgage given to secure the payment of the Indenture Indebtedness and is also intended to operate as, among other things, a security agreement and an assignment of Bareboat Hire, leases and rents.

          It is expressly agreed that anything contained in this Indenture to the contrary notwithstanding, the Owner Trust shall remain liable under the Operative Documents to which it is a party or a third party beneficiary to perform all of the obligations of the Owner Trust thereunder or by which it is bound, all in accordance with and pursuant to the terms and provisions of each thereof and the Holders and, except as expressly provided herein, the Indenture Trustee shall have no obligation or liability under any Operative Document by reason of or arising out of this Indenture. None of the Indenture Trustee or any Holder shall be required or obligated in any manner to perform or fulfill any obligation of the Owner Trust under or pursuant to any Operative Document or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

          Simultaneously with the delivery pursuant to the Construction Contract of the Vessel to the Owner Trust, the Owner Trust, as mortgagor, shall execute and deliver the Ship Mortgage, substantially in the form annexed hereto as Exhibit E, except that the blanks in such form shall be filled in and such form may be modified as contemplated therein and shall execute and deliver to the Indenture Trustee a Supplemental Indenture pursuant to Section 4.09 for the purpose of including in the Indenture Estate all of the Owner Trust's right, title and interest in the Bill of Sale and the Vessel.

          Accordingly, the Owner Trust and the Indenture Trustee hereby agree for themselves and for the benefit and security of the Holders as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Definitions.  Unless otherwise defined herein, for the
                         -----------
purposes hereof, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Appendix A. References in this Indenture to Sections, subsections, paragraphs, Schedules, Appendices and Exhibits are to Sections, subsections and paragraphs in, and Schedules, Appendices and Exhibits to, this Indenture unless otherwise indicated.

                                 ARTICLE II

                               THE SECURED NOTES

          SECTION 2.01.  Secured Notes.  (a)  Generally.  Except for Secured
                         -------------        ---------
Notes issued pursuant to Section 2.06 or 2.08, Secured Notes may be issued only on the Closing Date. On the Closing Date, the Secured Notes to be issued on such date pursuant to Section 2.2 of the Participation Agreement shall be duly executed by the Managing Trustee on behalf of the Owner Trust, duly authenticated and delivered by the Indenture Trustee and registered in the name of the Loan Participant to which such Secured Note is being issued. Each Secured Note shall have attached thereto the Amortization Schedule for such Secured Note. Receipt by the Indenture Trustee of Secured Notes duly executed by the Managing Trustee on behalf of the Owner Trust shall constitute instructions to the Indenture Trustee to authenticate, register and deliver such Secured Notes on the Closing Date.

          (b) Series 1996 A-3 Secured Notes.  The Series 1996 A-3 Secured Notes
              -----------------------------
shall:

          (i) be limited in aggregate principal amount (including the full accretion of discount) to the amount specified in Exhibit B hereto (the principal amount of such Secured Notes shall be the Accreted Value of such Secured Note during the period prior to the Full Accrual Date, and thereafter, the face amount thereof as such amount may be reduced from time to time by the payment of principal installments thereunder);

          (ii) be issuable only as registered Secured Notes in denominations of at least $1,000, or if the remaining principal amount thereof shall be less than $1,000, such remaining principal amount;

          (iii)  be dated the Closing Date;

          (iv) bear interest on the unpaid principal amount thereof from the date of such Series 1996A-3 Secured Notes to the Full Accrual Date thereof in the form of accretion of discount, and after the Full Accrual Date with respect to such Secured Notes, at the rate specified in Exhibit B (computed on the basis of a 360-day year consisting of twelve 30-day months);

          (v) provide for payments of interest and otherwise be due and payable as to principal and interest as specified herein and therein;

          (vi) be prepayable only as provided in Article III; and

          (vii) be substantially of the tenor and in the form set forth in Exhibit A.

          (c) Execution and Authentication.  Each Secured Note shall be signed
              ----------------------------
on behalf of the Owner Trust by a Responsible Officer of the Managing Trustee, manually or in facsimile. No Secured Note shall be secured by or entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears thereon a certificate of authentication executed by or on behalf of the Indenture Trustee by the manual signature of a Responsible Officer of the Indenture Trustee, and such certificate on any Secured Note shall be conclusive evidence that such Secured Note has been duly authenticated and delivered hereunder.

          SECTION 2.02.  Payment from Indenture Estate Only.  All payments of
                         ----------------------------------
principal, Make-Whole Amount, if any, and interest to be made by the Owner Trust and, except as otherwise provided in the Operative Documents, all payments of any other amounts payable by or on behalf of the Owner Trust under the Secured Notes and this Indenture, shall be made only from the income and proceeds from the Indenture Estate, and only to the extent that the Indenture Trustee shall have received sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms hereof. Each Holder, by its acceptance of a Secured Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for payment as herein provided and that (a) none of the Managing Trustee or the Indenture Trustee (whether in their respective individual or trust capacities) or the Owner Trust shall be personally liable to such Holder for any amounts payable under the Secured Notes, nor, except as specifically provided herein or in the other Operative Documents, for any amounts payable or any liability under this Indenture and (b) the Owner Participant shall not be liable to the Indenture Trustee or to any Holder under any circumstances for any reason whatsoever, except to the extent expressly provided herein or in any other Operative Document.

          SECTION 2.03.  Method of Payment.  (a)  The principal of, and Make-
                         -----------------
Whole Amount, if any, and interest, on each Secured Note shall be payable in immediately available funds, the receipt of which has been confirmed by a Responsible Officer of the Indenture Trustee (which shall be done promptly upon receipt thereof) on or before 12:00 p.m., New York time, at the place of receipt, on the due date therefor, to the Indenture Trustee at the corporate trust office of the Indenture Trustee. Amounts so received by the Indenture Trustee shall be paid by the Indenture Trustee to each Holder on the due date therefor without any presentment or surrender of any Secured Note held by such Holder by whichever of the following methods shall be specified by prior written notice from such Holder to the Indenture Trustee: (i) by transferring prior to 2:00 p.m., New York City time, on such date such payment to such Holder in immediately available funds by crediting the amount to be distributed to any Holder to any account maintained by such Holder with the Indenture Trustee or
(ii) by initiating a wire transfer prior to the time set forth in clause (i) of this Section 2.03(a) of such amount in immediately available funds to a banking institution designated in such notice with bank wire transfer facilities for the account of such Holder, in all cases without any presentment or surrender of any Secured Note, except that, on the date of the final maturity thereof (whether at maturity, upon prepayment, acceleration or otherwise), the Holder of each Secured Note shall surrender such Secured Note promptly after payment; provided that failure to so present such Secured Note shall not diminish the effect of full and final payment by the Owner Trust. In the event the Indenture Trustee shall fail to make any payment as provided in the preceding sentence after its receipt of funds at the place and on or before the time specified in this
Section 2.03(a), the Indenture Trustee in its individual capacity agrees to compensate each Holder for loss of use of funds in an amount equal to the overnight rate for Federal Funds.

          (b) Whenever any payment to be made hereunder or pursuant to the terms of any Secured Note shall be stated to be due on a day which is not a Business Day, such payment shall be due and payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is timely made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

          (c) If payment of any installment of principal or interest payable in accordance with the terms hereof and of the Secured Notes is not paid in full when due, whether as scheduled or upon acceleration and whether before or after the maturity date of the Secured Notes, such overdue amount of principal or interest shall bear (to the extent not prohibited by applicable law) interest, payable on demand, for each day from and including the date payment thereof was due to the actual date of payment, at the Overdue Rate.

          (d) Subject to Section 6.11, the Holder of any Secured Note shall be entitled to the principal of, and the Make-Whole Amount, if any, and interest on such Secured Note free from all rights of set-off or counterclaims of the Owner Trust, the Indenture Trustee or any prior Holder of such Secured Note. Nothing set forth in this Section 2.03(d) shall impair the right of the Owner Trust to receive a return from the Indenture Trustee of any amount unintentionally overpaid by the Owner Trust in respect of a Secured Note.

          SECTION 2.04.  Note Register.  The Indenture Trustee shall cause to be
                         -------------
kept at the Indenture Trustee's corporate trust office a register (the "Note
                                                                        ----
Register") for the registration or transfer of the Secured Notes.  The Note
--------
Register shall be maintained by the Indenture Trustee, and the names and addresses of the registered Holders of the Secured Notes, the transfers of the Secured Notes and the names and addresses of the transferees of the Secured Notes shall be entered in the Note Register under such reasonable regulations as the Indenture Trustee may prescribe. Each Loan Participant shall be provided reasonable opportunities to inspect the Note Register from time to time.

          SECTION 2.05.  Registered Owners.  The Owner Trust and the Indenture
                         -----------------
Trustee may deem and treat any registered Holder as the absolute owner of any Secured Note held by such Holder, as indicated in the Note Register, for the purpose of receiving payment of all amounts payable with respect to such Secured Note and for all other purposes, and neither the Owner Trust nor the Indenture Trustee shall be affected by any notice to the contrary. All such payments so made shall be valid and effectual to satisfy and discharge the liability of the Owner Trust upon such Secured Note to the extent of the sum or sums so paid.

          SECTION 2.06.  Transfer, Exchange and Replacement of Notes.  (a)
                         -------------------------------------------
Secured Notes may be transferred only on the Note Register. Any Secured Note may be transferred on the Note Register if such Secured Note is surrendered for cancellation at the corporate trust office of the Indenture Trustee and is accompanied by an instrument of transfer in form and substance reasonably satisfactory to the Indenture Trustee, which Secured Note or Secured Notes shall be cancelled by the Indenture Trustee. A new Secured Note or Secured Notes of the same series, duly executed by the Owner Trust and registered in the name of the transferee or transferees in a principal amount or amounts equal to the principal amount of such transferred Secured Note, shall be duly authenticated and delivered by the Indenture Trustee to the transferee or transferees named by the Holder of such transferred Secured Note in exchange for such transferred Secured Note. Promptly after registration of the transfer of any Secured Note, the Indenture Trustee shall give notice thereof to the Charterer and the Owner Trust specifying the name and address for notices of the transferee or transferees.

          (b) Any Secured Note may be exchanged for a new Secured Note if such Secured Note to be so exchanged is surrendered for cancellation at the corporate trust office of the Indenture Trustee and is accompanied by the request of the Holder thereof specifying the denomination of the new Secured Note (which shall be in denominations of at least $1,000 or, if less, the then unpaid principal amount thereof) to be issued in exchange therefor. Upon instructions from the Indenture Trustee, the Owner Trust shall deliver to the Indenture Trustee a new Secured Note of the same series, duly executed by the Owner Trust and registered in the name of such Holder in the denominations so requested and in an aggregate principal amount equal to the aggregate original principal amount of such Secured Note to be so exchanged, and such new Secured Note shall be duly authenticated by the Indenture Trustee and delivered by the Indenture Trustee to such Holder in exchange for such Secured Note to be so exchanged, which Secured Note shall be cancelled by the Indenture Trustee.

          (c) If any Secured Note shall become mutilated or be destroyed, lost or stolen, upon request of the Holder thereof, a new Secured Note of the same series, duly executed by the Owner Trust and registered in the name of such Holder in the same original principal amount as the Secured Note so mutilated, destroyed, lost or stolen, shall be duly authenticated and delivered by the Indenture Trustee to such Holder in exchange for such Secured Note, if mutilated, or in substitution for such Secured Note, if destroyed, lost or stolen. In the case of a mutilated Secured Note, such Secured Note shall be surrendered for cancellation at the corporate trust office of the Indenture Trustee and shall be cancelled by the Indenture Trustee. In the case of a destroyed, lost or stolen Secured Note, the Holder thereof shall furnish to the Owner Trust and the Indenture Trustee (i) evidence to their reasonable satisfaction of the destruction, loss or theft of such Secured Note and ownership thereof, and (ii) such security or indemnity as may be reasonably required by them to save them harmless; provided that if the affected Holder is a Pass Through Trustee, the written agreement of such Holder to indemnify the Managing Trustee, the Delaware Trustee, the Indenture Trustee and the Owner Trust (in their respective individual and trust capacities) with respect to such destroyed, lost or stolen Secured Note, together with written notice of ownership and destruction, loss or theft thereof, shall satisfy the conditions of this sentence.

          SECTION 2.07.  New Notes, Payment of Expenses.  (a)  Each new Secured
                         ------------------------------
Note issued pursuant to Section 2.06 (a "New Note") upon transfer of, in
                                         --------
exchange for or in substitution for a Secured Note (an "Old Note") shall be
                                                        --------
dated as of the date of such Old Note. The Indenture Trustee shall mark on each New Note (i) the date to which principal and interest have been paid on the applicable old Note and (ii) all payments and prepayments of principal made on such Old Note which are allocable to such New Note. Interest shall be deemed to have been paid on such New Note to the date to which interest was paid on the applicable Old Note, and all payments and prepayments of principal required to have been marked on such New Note, as provided in clause (ii) of the preceding sentence, shall be deemed to have been made thereon. All New Notes issued pursuant to Section 2.06 in exchange for or in substitution for or in lieu of Old Notes shall be valid obligations of the Owner Trustee evidencing the same debt as such Old Notes and shall be entitled to the benefits and security of this Indenture to the same extent as such Old Notes. Issuance of any New Note shall not for any purposes be deemed a further advance of funds to the Owner Trustee and the perfection and priority of the security interest in the Indenture Estate applicable to such New Note shall for all purposes be the same as that applicable to the Secured Note replaced by such New Note.

          (b) Upon the issuance of a New Note or New Notes pursuant to Section 2.06, the Owner Trust and/or the Indenture Trustee may require from the party requesting such New Note or New Notes payment of a sum to reimburse the Owner Trust and/or the Indenture Trustee for, or to provide funds for, the payment of any tax or other governmental charge or any other charge or expense paid or payable with respect to such transfer by the Owner Trust or the Indenture Trustee, without any right of reimbursement under any Operative Document with respect to such payments.

          SECTION 2.08.  Additional Notes.  (a)  So long as no Charter Event of
                         ----------------
Default or Indenture Event of Default shall have occurred and be continuing, Additional

Notes of one or more series may be issued under and secured by this Indenture at any time or from time to time, subject to the conditions hereinafter provided in this Section 2.08, for the purpose of providing funds to finance (i) a portion of the initial cost of the Vessel if the U.K. Financing is not concluded, (ii) the cost of any Modifications to the Vessel undertaken pursuant to Article 13 of the Charter and (iii) the cost of any Alteration to the Vessel undertaken pursuant to Section 15 of the Construction Contract.

          (b) Prior to the issuance of any Additional Notes of any series pursuant to this Section 2.08, the Owner Trust shall have received from the Owner Participant and delivered to the Indenture Trustee, not less than thirty
(30) days prior to the proposed date of issuance of such Additional Notes, a request and authorization to issue Additional Notes (a "Request"), which Request
                                                        -------
shall include the amount and series of such Additional Notes, the proposed date of issuance of such Additional Notes and other details with respect thereto which are not inconsistent with this Section 2.08. Such Additional Notes shall have a designation so as to distinguish such Additional Notes from the Initial Secured Notes and Additional Notes of any other series, but otherwise shall be substantially similar in form to the Initial Secured Notes, with such omissions therefrom, variations therein and additions thereto as shall be appropriate. Such Additional Notes shall be denominated and payable in United States Dollars and shall rank pari passu with all other Secured Notes issued pursuant to the terms hereof.

          (c) The terms, conditions and designations of such Additional Notes (which shall be consistent with the Request and with the terms of this Indenture and of the Participation Agreement) shall be set forth in a supplement to this Indenture in form and substance satisfactory to the Indenture Trustee, which shall be executed by the Owner Trust and the Indenture Trustee. Such indenture supplement shall set forth:

          (i) after giving effect to the issuance of the Additional Notes pursuant to clause (a)(i) of this Section 2.08, the aggregate unpaid principal amount of all Secured Notes Outstanding (which shall not exceed 80% of the initial cost of the Vessel to the Owner Trust);

          (ii) after giving effect to the issuance of the Additional Notes pursuant to clauses (a)(i) and (a)(ii) of this Section 2.08, the aggregate unpaid principal amount of all Secured Notes Outstanding (including any other Additional Notes issued under this Section 2.08) (which shall not exceed 85% of the total Fair Market Sales Value of the Vessel (as determined pursuant to the Appraisal Procedure) after giving effect to such Modifications or Alterations);

          (iii) the text of such Additional Notes (which, except for the terms of payment thereof, shall be of substantially the same effect as the text of the initial Secured Notes set forth in this Indenture, with such changes as are consistent with and permitted by this Indenture and which in all events shall provide that such Additional Notes are never more than pari passu in priority of payment, in right of security and in all other respects with the Initial Secured Notes);

          (iv) the date of maturity of such Additional Notes (which shall be no later than the end of the Charter Period);

          (v) the date from which, and the date or dates on which, interest is payable (which shall be Interest Payment Dates);

          (vi) the terms for the repayment of the principal amount of such Additional Notes (each regularly scheduled payment of principal shall be on an Interest Payment Date);

          (vii) the terms, if any, as to prepayment or redemption of such Additional Notes at the option of the Owner Trust, and as to the premium, if any, payable on any redemption or prepayment of such Additional Notes; and

          (viii) any other terms and agreements in respect thereof provided or permitted by this Indenture or necessary to specify the terms and conditions on which such Additional Notes shall be issued.

          (d) Such Additional Notes shall be executed by the Owner Trust as provided in Section 2.01 and deposited with the Indenture Trustee for authentication and delivery, but before such Additional Notes shall be authenticated and delivered by the Indenture Trustee, there shall be delivered to or deposited with the Indenture Trustee the following:

          (i)  the Request;

          (ii) such supplement to this Indenture, duly executed by the Owner Trust;

          (iii) a supplement to the Charter, duly authorized, executed and delivered by the Charterer and the Owner Trust, providing for adjustments to the Assigned Hire required to ensure that payments of Assigned Hire will be adequate to provide for the payment, when due, of all scheduled payments of principal of, Make-Whole Amount, if any, and interest on the Secured Notes, including any other Additional Notes, after giving effect to the issuance of such Additional Notes, together with such instruments of conveyance, assignment and transfer, if any, necessary to subject such supplement to the Charter to the Lien and security interest of this Indenture and to perfect such Lien and security interest subject to no Liens other than Permitted Liens, and evidence as to the due recording or filing of each thereof or of financing or similar statements with respect thereto;

          (iv) such instruments of conveyance, assignment and transfer (including, without limitation, contractors' waivers) duly executed and delivered by the respective parties thereto, and such evidence of the due filing thereof or of financing statements with respect thereto, as may be required to convey to the Owner Trust all property included in such Modification or Alteration, if any, and to subject such property to the Lien of this Indenture, subject to no Liens except Permitted Liens;

          (v) an amendment to the Ship Mortgage so that it will secure the Additional Notes or an opinion of counsel that such amendment is not required;

          (vi) if the Head Lease is in effect, if necessary, an amendment to the Head Lease so that the amount set forth on Schedule 7 thereof on each date will be greater than the scheduled principal amount of the Secured Notes including such Additional Notes to be Outstanding on such date;

          (vii) originals or certified copies of all corporate actions necessary for the due and valid issue of such Additional Notes, the due and valid authorization, execution, delivery and performance by the Owner Trust of the supplement to this Indenture relating thereto, and the due and valid authorization, execution, delivery and performance by the Charterer and the Owner Trust of the supplement to the Charter and the creation of the Lien and security interest thereon referred to above, all of which corporate actions shall have been duly obtained and shall be in full force and effect, together with evidence as to the due occurrence of all such authorization, execution, delivery and performance;

          (viii) documentation, duly executed and delivered by the respective parties thereto whereby the proposed holders of the Additional Notes agree to be bound by the terms of the Operative Documents (including, without limitation, representations and covenants corresponding to those contained in Section 12.2 of the Participation Agreement);

          (ix) an Officer's Certificate of the Charterer certifying (a) as to the cost of such Modification or Alteration and (b) that all conditions precedent to the issuance of the Additional Notes contained in this Section
     2.08 have been satisfied unless such conditions have been waived in writing by the Indenture Trustee and the Owner Trust;

          (x) such opinions of counsel as are customary in transactions of this type, including, without limitation, opinions as to the due authorization, execution, delivery and enforceability of such supplement to this Indenture and such Additional Notes and the creation and perfection of the security interest in such Modification or Alteration (subject to usual or customary exceptions, qualifications and assumptions), and such other certificates and other documents as may be reasonably requested by the Indenture Trustee to evidence the validity and binding effect of such supplement to this Indenture and such Additional Notes and compliance with this Section 2.08; and

          (xi) Rating Agency Confirmation with respect to the issuance of such Additional Notes.

          (e) When the documents referred to in Section 2.08(d) shall have been delivered to or deposited with the Indenture Trustee and when such Additional Notes described in the Request and the supplement to this Indenture have been executed by the Owner Trust as required by this Indenture, the Indenture Trustee shall authenticate and deliver such Additional Notes in the manner described in such Request, but only upon payment to the Owner Trust of the sum or sums specified in such Request, whereupon the Owner Trust shall pay such sum or sums to the Charterer.

          SECTION 2.09.  Termination of Interest in Indenture Estate.  A Holder
                         -------------------------------------------
shall have no further interest in, or other right with respect to, the Indenture Estate upon the payment of all principal of, Make-Whole Amount, if any, and interest on, any Secured Notes held by such Holder and all other sums payable to such Holder hereunder with respect to any such Secured Notes under the other Operative Documents and under such Secured Notes.

          SECTION 2.10.  Equally and Ratably Secured.  Except as otherwise
                         ---------------------------
expressly provided in this Indenture, all Secured Notes, including any Additional Notes, at any time Outstanding under this Indenture shall be equally and ratably secured by this Indenture without preference, priority or distinction on account of the series, date, time of issue or maturity of such Secured Notes. All Additional Notes at any time Outstanding under this Indenture shall be equally and ratably secured by this Indenture without preference, priority or distinction on account of the series, date, time of issue or maturity of such Additional Notes.


                                  ARTICLE III

                            REDEMPTION AND REFUNDING

          SECTION 3.01.  Generally.  The Secured Notes may not be redeemed or
                         ---------
prepaid except to the extent and in the manner expressly permitted or required by this Indenture. Except as otherwise expressly provided in this Indenture, any amount prepaid in partial redemption of the Secured Notes Outstanding shall be distributed by the Indenture Trustee to all Holders ratably, without priority of any Holder over any other Holder, in the proportion that the principal amount of Secured Notes held by such Holder bears to the principal amount of all Secured Notes then Outstanding.

          SECTION 3.02.  Mandatory Casualty Redemption.  In the event that (i)
                         -----------------------------
an Event of Loss shall occur with respect to the Vessel, (ii) the Construction Contract shall be terminated prior to delivery of the Vessel under circumstances which would make the Owner Trust eligible for a refund under Section 6(f) of the Construction Contract or (iii) the Vessel shall not have been delivered to the Owner Trust by the Builder by the Final Delivery Date, then the Owner Trust shall redeem, on the date on which Termination Value is paid pursuant to the Charter (the date of any redemption under this Section 3.02 being herein called a "Casualty Redemption Date"), the entire unpaid principal amount of the Secured
   ------------------------
Notes Outstanding on such Casualty Redemption Date at a redemption price equal to 100% of the unpaid principal amount of the Secured Notes, together with any accrued and unpaid interest thereon to such Casualty Redemption Date and without the payment of any Make-Whole Amount or other premium.

          SECTION 3.03.  Mandatory Early Termination Redemption.  (a)  In the
                         --------------------------------------
event that (i) the Construction Contract shall be terminated prior to delivery of the Vessel under circumstances which would not make the Owner Trust eligible for a refund under Section 6(f) of the Construction Contract or (ii) the Head Lease is terminated under circumstances where the (x) Charter is terminated or
(y) the Vessel is sold pursuant to the Head Lease and the purchaser of the Vessel is not substituted as obligor of the Secured Notes issued thereunder pursuant to Section 3.04, the Owner Trust shall redeem in whole on the date on which Termination Value is paid pursuant to the Charter (the date of any redemption under this Section 3.03(a) being herein called a "Special Termination
                                                             -------------------
Redemption Date") the entire unpaid principal amount of the Secured Notes
---------------
Outstanding on such Special Termination Redemption Date, at a redemption price equal to 100% of the unpaid principal amount of the Secured Notes, together with any accrued and unpaid interest thereon to such Special Termination Redemption Date plus a premium equal to the Make-Whole Amount, if any.

          (b) In the event that the Charter with respect to the Vessel is terminated pursuant to Article 18 of the Charter, the Owner Trust shall redeem in whole on the applicable Termination Date (the date if any redemption under this Section 3.03(b) being herein called a "Termination Redemption Date") the
                                            ---------------------------
entire unpaid principal amount of the Secured Notes Outstanding on such Termination Redemption Date, at a redemption price equal to 100% of such unpaid principal amount of the Secured Notes, together with any accrued and unpaid interest thereon to such Termination Redemption Date plus a premium equal to the Make-Whole Amount, if any, and otherwise without premium.

          SECTION 3.04.  Assumption of Obligations of Owner Trust.  (a)  If, in
                         ----------------------------------------
connection with a termination of the Head Lease, the Vessel is sold to another owner trust (the "Substitute Obligor"), the Substitute Obligor may assume all of
                  ------------------
the rights and obligations
of the Owner Trust under this Indenture and the other Operative Documents to which the Owner Trust is a party (the date of any such assumption being referred to hereinafter as the "Substitution Date") and the Secured Notes shall not be
                       -----------------
redeemed pursuant to Section 3.02 if on or prior to the Substitution Date:

          (i) the Indenture Trustee shall have received a certificate executed by the Charterer, dated the Substitution Date, stating that the Charterer has paid to the Owner Trust all amounts, if any, required to be paid to the Owner Trust pursuant to the Trust Agreement and the other Operative Documents in connection with such assumption and that the Substitute Obligor has received title to the Vessel, and such substitute owner trust shall provide to the Indenture Trustee an executed copy of the trust agreement pursuant to which such substitute owner trust was organized;

          (ii) each substitute owner trustee shall have delivered to the Indenture Trustee the notice required to be delivered pursuant to Section 8.01, together with evidence satisfactory to the Indenture Trustee of such substitute owner trustee's compliance with Section 10.1 of the Trust Agreement;

          (iii) the Substitute Obligor shall have executed and delivered to the Indenture Trustee a supplement to this Indenture and the other Operative Documents, substantially in the form of Exhibit C (the "Substitution Date
                                                             -----------------
     Agreement"), duly executed by the Substitute Obligor, whereby such
     ---------
     Substitute Obligor shall agree that it is purchasing the Vessel Interest subject to the mortgage and security interest of this Indenture (or a mortgage and security interest in the same or substantially identical terms) on the Vessel Interest in favor of the Indenture Trustee and assuming the obligations and liabilities of the Owner Trust under the Indenture, the Secured Notes and each other Operative Document to which the Owner Trust is a party, as provided in Section 2 of the form of Substitution Date Agreement attached as Exhibit C;

          (iv) the Indenture Trustee shall have received, on or prior to the Substitution Date, evidence of all filings, recordings and other actions referred to in the opinion of counsel referred to below;

          (v) the Charterer shall have confirmed in writing to the Indenture Trustee that the Charter remains in full force and effect and the Guarantor shall have confirmed in writing to the Indenture Trustee that the Parent Guaranty remains in full force and effect;

          (vi) the Substitute Obligor shall have caused to be delivered to the Indenture Trustee an opinion of counsel to the effect that such assumption will not have an adverse United States income tax effect on the holders of the Pass Through

     Certificates and such holders will be taxed under United States tax law in the same manner as if such assumption had not occurred;

          (vii) the Substitute Obligor shall have caused to be delivered to the Indenture Trustee opinions of counsel as are customary for transactions of this type, subject to usual or customary qualifications, exceptions and assumptions, and shall include opinions, subject to such qualifications, exceptions and assumptions, to the effect that, after giving effect to the Substitution Date Agreement:

               (A) on the Substitution Date, this Indenture, as supplemented by the Substitution Date Agreement and the Secured Notes issued thereunder constitute the legal, valid and binding obligations of the Substitute Obligor, enforceable against such Substitute Obligor in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Indenture as so supplemented, which laws, however, do not in the opinion of such counsel make the remedies provided for in this Indenture inadequate for the practical realization of the rights and benefits provided for in this Indenture as so supplemented;

               (B) on the Substitution Date, each of the Charter and Parent Guarantee, constitutes the legal, valid and binding obligations of the Charterer, the Substitute Obligor and the Guarantor, as the case may be, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity; and

               (C) the Lien of this Indenture, including the Ship Mortgage, on the Vessel, has been accomplished and creates a security interest in the Indenture Estate and all filings and recordings and other action necessary or appropriate to perfect the interests of the Indenture Trustee have been accomplished;

          (ix) the Indenture Trustee shall have received Rating Agency Confirmation with respect to such assumption; and

          (x) after giving effect to the substitution no Indenture Event of Default shall have occurred and be continuing

          (b) Upon satisfaction of the conditions and the delivery of such documents set forth in Section 3.04(a), the Indenture Trustee shall execute and deliver the Substitution

Date Agreement, and automatically and without the requirement of further action by any Person, effective as of the Substitution Date, the Owner Trustees and the Owner Trust shall be released from all of its obligations under this Indenture in respect of the Secured Notes (other than any obligations or liabilities of either Owner Trustee in its individual capacity incurred on or prior to the Substitution Date or arising out of or based upon events occurring on or prior to the Substitution Date, which obligations and liabilities shall remain the sole responsibility of such Owner Trustee) and such Substitute Obligor and each successor owner trustee shall immediately and without further act, be substituted for and assume all of the respective obligations of the Owner Trust and the Owner Trustees under this Indenture and the Secured Notes.

          SECTION 3.05.  Optional Redemption.  The Owner Trust may at any time
                         -------------------
with the prior written consent of the Charterer redeem in whole all Outstanding Secured Notes at a redemption price equal to 100% of the unpaid principal amount of the Secured Notes to be redeemed pursuant to this Section 3.05, together with any accrued and unpaid interest thereon to the date of redemption, plus a premium equal to the Make-Whole Amount, if any, with respect to the Secured Notes.

          SECTION 3.06.  Owner Trust's and Owner Participant's Option to Redeem
                         ------------------------------------------------------
or Purchase Secured Notes.  In the event that (a) at any time one or more
-------------------------
Charter Events of Default shall have occurred and be continuing and such Charter Event of Default shall have continued for a period of less than 270 days, during which time the Secured Notes shall not have been accelerated pursuant to Section 5.04, or (b)(i) at any time one or more Charter Events of Default shall have occurred and be continuing and such Charter Event of Default shall have continued for a period of 270 days or more during which time the Secured Notes shall not have been accelerated pursuant to Section 5.04, (ii) the Indenture Trustee shall have given the Owner Trust or the Owner Participant notice of the intent to accelerate the Secured Notes pursuant to Section 5.04, (iii) the Secured Notes shall have been accelerated pursuant to Section 5.04, the Owner Trust or the Owner Participant may, at its option, give at least 25 days' prior irrevocable notice to the Indenture Trustee that it will redeem (or purchase in lieu of redemption) all Secured Notes then Outstanding, which redemption or purchase shall be at a redemption or purchase price equal to 100% of the unpaid principal amount of such Secured Notes, together with any accrued and unpaid interest thereon, plus in the case of any redemption or purchase pursuant to clause (a) above, a premium equal to the Make-Whole Amount, if any, with respect to such Secured Note, and on or prior to the Business Day preceding such Redemption Date, the Owner Trust or the Owner Participant will deposit with the Indenture Trustee an amount sufficient to redeem or purchase at the applicable Redemption Price all Secured Notes then Outstanding (including, in the case of a redemption or purchase pursuant to clause (a) above, a good faith estimate of the premium computed as provided for herein) plus an amount equal to all other sums then due and payable to each Loan Participant hereunder, and to pay the Indenture Trustee all amounts then due it hereunder, which funds shall be held by the Indenture Trustee as provided in Section 7.04.

Upon the giving such notice and the receipt by the Indenture Trustee of such deposit, the Indenture Trustee shall deem all instructions received from the Owner Trustee or the Owner Participant as having been given by the Loan Participants of 100% of the Outstanding principal amount of Secured Notes for all purposes of this Indenture. If such notice is given, the Owner Trust further agrees that it will deposit, or cause to be deposited with the Indenture Trustee, on or prior to the Business Day preceding the applicable Redemption Date, whether or not an Indenture Event of Default is then continuing, funds sufficient, when added to the funds already held by the Indenture Trustee for such purpose, to redeem or purchase at the applicable Redemption Price (including the premium actually payable in respect thereof computed as provided for herein), on such Redemption Date all Secured Notes then Outstanding to pay all other sums then due and payable to each Loan Participant hereunder and to pay the Indenture Trustee all amounts then due it hereunder. In the event the Owner Trust shall have given any such notice to purchase or redeem, unless the Owner Trustee shall have consented thereto, the Indenture Trustee shall not during the period from such notice to the Redemption Date specified therein institute any new remedy or proceeding in respect of any new remedy under this Indenture, and the Indenture Trustee shall, to the extent the same may be accomplished without prejudicing the rights of the Indenture Trustee hereunder, take such actions and forbear from taking actions, in each case sufficient to maintain the status quo with respect to any pending remedies or proceedings in respect thereof being then pursued hereunder; provided, however, that in no event shall the Indenture Trustee sell or assign any portion of the Indenture Estate during the period from such notice to the Redemption Date specified therein. In the event the Owner Trust shall have given any such notice to purchase or redeem, and the Owner Trust has deposited with the Indenture Trustee the amounts required to be deposited pursuant to this Section 3.06, then on the Redemption Date, each Loan Participant will be deemed to sell, assign, transfer and convey to the Owner Trust or its designee (without recourse or warranty of any kind other than of title to the Secured Notes so conveyed) all of the right, title and interest of such Loan Participant in and to the Secured Notes held by such Loan Participant. On and after such Redemption Date, the Indenture Trustee shall no longer treat the former Loan Participants as the "Loan Participants", except for purposes of the Loan Participants' right to receive their respective portions of the amounts paid to the Indenture Trustee as aforesaid and all other amounts due to such Loan Participants under the Operative Documents with respect to acts, events, circumstances or conditions occurring or existing prior to such Redemption Date, and on such date the Indenture Trustee shall register the transfer of ownership of the Secured Notes into the name of the Owner Trust or its designee. If the Owner Trust elects to purchase the Secured Notes under this
Section 3.06, nothing herein, including the use of the terms "Redemption Date" and "Redemption Price", shall be deemed to result in a redemption of the Secured Notes.

          SECTION 3.07.  Deposited Redemption Moneys.  Moneys held by the
                         ---------------------------
Indenture Trustee for redemption of any Secured Note issued hereunder as provided in this Article III shall be held by the Indenture Trustee as a separate fund in trust for the account of the respective Holders of the Secured Notes to be redeemed, shall be invested in accordance with the provisions of Section 7.04 and shall be delivered to them respectively in accordance with Section 2.03 on the Redemption Date. Any amounts so held by the Indenture Trustee shall be deemed paid for purposes of
Section 2.09, and promptly after payment of all amounts of principal of, Make-Whole Amount, if any, and interest on, and all other amounts due and payable under any such Secured Notes, the Holders thereof shall deliver such Secured Notes to the Indenture Trustee for cancellation.

          SECTION 3.08.  Acquisition of Secured Notes.  The Owner Trust
                         ----------------------------
covenants that it will not, directly or indirectly, acquire or make any offer to acquire any Secured Note except pursuant to the provisions of this Indenture.

          SECTION 3.09.  Condition to Redemption and Refunding.  It shall be a
                         -------------------------------------
condition to any redemption of Secured Notes effected under this Article III that all amounts of principal of, Make-Whole Amount, if any, and interest on, and all other amounts then due and payable under the Secured Notes which are to be the subject of such redemption as well as all other amounts due and payable to the Holders of such Secured Notes as are to be the subject of such redemption shall upon completion of such redemption have been paid as specified therein or herein.

          SECTION 3.10.  Notice of Certain Redemptions.  In connection with a
                         -----------------------------
redemption of any of the Secured Notes pursuant to Section 3.02, Section 3.03 or
Section 3.05, the Owner Trust shall give irrevocable notice of such redemption at least 25 days and not more than 60 days prior to the Redemption Date to each Loan Participant of such Secured Notes to be redeemed, at such Loan Participant's address appearing in the Note Register; provided, however, that if such notice of redemption shall be given in connection with the early termination of the Charter and the proposed sale of the Vessel pursuant to
Article 18 of the Charter, and if the Owner Trust does not sell the Vessel on or prior to the Redemption Date, then such notice of redemption may be revoked by the Owner Trust.

          Any such notice of redemption shall state:

          (i)  the Redemption Date;

          (ii) the applicable basis for determining the redemption price pursuant to Section 3.02, 3.03 or Section 3.05 (the "Redemption Price");
                                                          ----------------

          (iii) that on the Redemption Date, the Redemption Price will become due and payable upon each such Secured Note, and that, if any such Secured Notes are then Outstanding, interest on such Secured Notes shall cease to accrue on and after such Redemption Date;

          (iv) whether the notice of redemption may be revoked and under what circumstances; and

          (v) the place or places where such Secured Notes are to be surrendered for payment of the Redemption Price.


                                   ARTICLE IV

                     RECEIPT, DISTRIBUTION AND APPLICATION
                      OF INCOME FROM THE INDENTURE ESTATE;
                          ACTIONS UPON VESSEL DELIVERY

          SECTION 4.01. Distribution of Hire.  (a)  Generally.  Pursuant to
                        --------------------        ---------
Article 3(c) of the Charter and subject to Section 5.01(g), prior to an Indenture Event of Default the Charterer shall pay directly to the Indenture Trustee and, upon receipt of such amount, the Owner Trust shall pay over to the Indenture Trustee, that portion of Hire constituting Base Hire, Termination Value, if any, amounts measured by Termination Value and that portion of Supplemental Hire payable in respect of premium, if any, and interest on overdue payments due to the Indenture Trustee or any amounts payable to the Indenture Trustee pursuant to Section 5.03 (collectively, "Assigned Hire"). Except as
                                                 -------------
otherwise provided in Sections 4.01(c) and 4.03, each installment of Assigned Hire shall be promptly distributed by the Indenture Trustee in accordance with
Section 4.04 on the date such payment is due from the Charterer (or as soon thereafter as such payment shall be received by the Indenture Trustee) to pay in full the aggregate amount of the payment or repayment of principal, interest and other amounts then due under all Secured Notes and such amounts shall be distributed to the Holders of such Secured Notes ratably, without priority of one Holder over any other Holder, in the proportion that the amount of such payment or payments then due under each such Secured Note bears to the aggregate amount of the payments then due under all such Secured Notes.

          (b) Application of Certain Amounts Held by the Indenture Trustee upon
              -----------------------------------------------------------------
Certain Defaults.  If as a result of any default by the Charterer or the Owner
----------------
Participant in the performance of its obligations under any Operative Document, the Indenture Trustee shall not have received for distribution on any Base Hire Payment Date (or the Indenture Trustee shall be prevented from distributing on such date) the full amount then distributable pursuant to Section 4.01(a), the Indenture Trustee shall, if Section 4.03 is not applicable but subject in any case to any restrictions contained in Section 4.05, distribute other amounts of the character referred to in Section 4.05 then held by it or thereafter received by it to the Holders to the extent necessary to make all distributions then due pursuant to Section 4.01(a).

          (c) Retention of Amounts by the Indenture Trustee.  If an Indenture
              ---------------------------------------------
Event of Default shall have occurred and be continuing, all payments under the Charter (other than Excepted Payments) or any other Operative Documents will upon notice to the Charterer become immediately payable by the Charterer to the Indenture Trustee, and the Indenture Trustee shall withhold any amounts that would have been otherwise payable directly to the Owner Trust until the earlier to occur of (i) the first Business Day following the date that is 180 days after the Indenture Trustee received such amount and (ii) the date that such Indenture Event of Default is no longer continuing, in which cases described in clauses
(i) and (ii) such amounts shall be distributed to the Owner Trust, unless, prior thereto, the Secured Notes shall have been declared or otherwise shall have become immediately due and payable pursuant to Section 5.04 or the Indenture Trustee shall have given notice to the Owner Trust of its intention to accelerate the Secured Notes pursuant to the first proviso of Section 5.04 or the Indenture Trustee (as assignee of the Owner Trust) shall have given notice of its intent to declare the Charter to be in default in accordance with Article 22 thereof, in which case such amounts shall be distributed by the Indenture Trustee forthwith in accordance with the terms of Section 4.03.

          SECTION 4.02.  Certain Distributions.  (a)  Any payment received by
                         ---------------------
the Indenture Trustee (i) pursuant to Article 14 of the Charter as a result of the occurrence of an Event of Loss with respect to the Vessel, (ii) upon the termination or special termination of the Charter with respect to the Vessel pursuant to Article 18 or 23 of the Charter or (iii) pursuant to Section 3.05, shall be distributed forthwith in the following order of priority:

          first, in the manner provided in clause "first" of Section 4.03;

          second, in the manner provided in clause "third" of Section 4.03;

          third, in the manner provided in clause "second" of Section 4.03;

          fourth, in the manner provided in clause "fourth" of Section 4.03; and

          fifth, in the manner provided in clause "fifth" of Section 4.03.

          (b) The portion of each payment referred to in this Section 4.02 distributed to a Holder on account of principal or interest on any Secured Note held by such Holder shall be applied by such Holder in payment of such Secured
Note in accordance with the terms of Section 4.04.

          SECTION 4.03.  Distribution After Indenture Event of Default.  If (a)
                         ---------------------------------------------
an Indenture Event of Default shall have occurred and be continuing, and (b) the Indenture Trustee (as assignee of the Owner Trust) shall have given notice to declare the Charter to be in default pursuant to Article 22 thereof, the Indenture Trustee shall have given notice to the

Owner Trust pursuant to the first proviso of Section 5.04 of its intent to declare the Secured Notes due and payable or any of the Secured Notes shall have been declared or otherwise shall have become immediately due and payable pursuant to Section 5.04, then, to the extent that each such notice or declaration shall not have been rescinded or the Secured Notes shall remain immediately due and payable, (i) all amounts then held by the Indenture Trustee pursuant to Section 4.05 or 4.06 (and not excluded from the operation of this
Section 4.03) or then otherwise held by the Indenture Trustee hereunder or under any Operative Document (other than amounts held for its own account), and (ii) all payments and amounts thereafter realized by the Indenture Trustee through the exercise of remedies hereunder or under any of the agreements assigned or pledged to the Indenture Trustee under this Indenture or otherwise as trustee under this Indenture (for purposes of this Section 4.03, all such amounts and payments held or realized being herein called "proceeds"), other than amounts
                                               --------
expressly paid to it for its own account and other than Excepted Payments, shall be distributed forthwith by the Indenture Trustee in the following order of priority:

          first, so much of such proceeds as shall be required to reimburse the Indenture Trustee for any unpaid fees for its services under this Indenture and any unreimbursed tax, expense (including reasonable legal fees) or other loss incurred by it (in each case to the extent reimbursable under the Operative Documents) shall be distributed to the Indenture Trustee for application to itself;

          second, so much of the remaining proceeds as shall be required to reimburse the then existing or prior Holders for amounts paid or advanced by the Holders pursuant to Section 6.04 (to the extent not previously reimbursed), shall be distributed to the then existing and prior Holders as their respective interests may appear, and if the proceeds remaining are insufficient to pay all such amounts in full, they shall be distributed ratably, without priority of any recipient over any other recipient (except as otherwise expressly provided herein), in the proportion the aggregate amount due each such Person under this clause "second" bears to the aggregate amount and interest due all such Persons under this clause "second";

          third, so much of the proceeds remaining as shall be required to pay in full the aggregate unpaid principal amount of each Secured Note then Outstanding and Make-Whole Amount, if any, and all accrued but unpaid interest thereon to the date of distribution, shall be distributed to the Holder of such Secured Note, and if the proceeds remaining are insufficient to pay all such amounts in full, they shall be distributed to all Holders ratably, without priority of any Holder over any other Holder (except as otherwise expressly provided herein), in the proportion that the aggregate amount due each such Holder under this clause "third" bears to the aggregate amount due all such Holders under this clause "third";

          fourth, so much of the proceeds remaining as shall be required to pay to each Holder all other amounts payable pursuant to the indemnification provisions of Section 13 of the Participation Agreement or pursuant to any other provision of any Operative Document and secured hereunder to such Holder or to its predecessors and remaining unpaid shall be distributed to such Holder for distribution to itself and such predecessors, as their respective interests may appear, and if the proceeds remaining are insufficient to pay all such amounts in full, they shall be distributed ratably, without priority of any Holder over any other Holder (except as otherwise expressly provided herein), in the proportion that the aggregate amount due each such Holder under this clause "fourth" bears to the aggregate amount due all such Holders under this clause "fourth"; and

          fifth, the balance, if any, of the proceeds remaining shall be distributed to the Owner Trust for distribution pursuant to the Trust Agreement.

          All amounts distributed to any Holder pursuant to clause "third" of this Section 4.03 shall be applied by such Holder in payment of the Secured Notes held by it in accordance with the terms of Section 4.04.

          SECTION 4.04.  Application of Payments on Secured Notes.  Each payment
                         ----------------------------------------
on a Secured Note shall be applied, first, to the payment of accrued interest on such Secured Note to the date of such payment, second, to the payment of any principal on such Secured Note then due thereunder, and third, to the payment of the installments of principal remaining unpaid on such Secured Note in the inverse order of the installment due date thereof.

          SECTION 4.05.  Applications of Payments According to Applicable
                         ------------------------------------------------
Operative Document Provisions.  (a)  Any payments or amounts (other than
-----------------------------
Excepted Payments) received by the Indenture Trustee, provision for the application of which is made in any Operative Document, shall be applied promptly as provided in such Operative Document, unless (i) in the case of payments or amounts that would be payable to the Charterer upon satisfaction of any applicable conditions, a Charter Event of Default shall have occurred and be continuing at the time the Indenture Trustee receives such payment and the Indenture Trustee has Actual Knowledge of such Charter Event of Default, in which case the Indenture Trustee shall hold such payments and amounts as cash collateral security for the obligations of the Charterer under the Operative Documents and shall invest such payments and amounts in accordance with the terms of Section 7.04, and, subject to earlier distribution thereof by the Indenture Trustee under Section 4.03 if the Charter shall have been declared in default in accordance with Article 22 thereof, or under Section 4.01(b) (subject to Section 4.05(b)), such payments and amounts, and the proceeds of any investment thereof, shall be paid by the Indenture Trustee to the Charterer at such time as any applicable conditions shall have been satisfied and no Charter Event of Default shall be continuing, and (ii) in the case of any other such payments and amounts, an Indenture Event of Default shall have occurred and be continuing at the time the Indenture Trustee receives such payment and the Indenture Trustee has Actual Knowledge of such Indenture Event of Default, in which case the Indenture Trustee shall hold such payment as part of the Indenture Estate, as cash collateral security hereunder for the performance of the Indenture Indebtedness and on the earlier of the next Business Day on which no Indenture Event of Default shall have occurred and be continuing or the first Business Day occurring more than 180 days after the receipt of such payment, and, subject to any prior application of such payment pursuant to Section 4.01(b) or 4.03, the Indenture Trustee shall apply such payment, and the proceeds of any investment thereof, to the purpose for which it was made.

          (b) Notwithstanding any other provision of this Indenture to the contrary, and whether or not any such provision refers to this Section 4.05, any Excepted Payment or other amount expressly provided by the terms of this Indenture to be paid directly to the Owner Trust or to the Owner Participant received by the Indenture Trustee shall be paid or distributed immediately by the Indenture Trustee to the Owner Trust or the Owner Participant, as the case may be.

          SECTION 4.06.  Amounts Received for Which No Provision Is Made.  (a)
                         -----------------------------------------------
Any payment received or amounts realized by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Indenture or any other Operative Document shall be held by the Indenture Trustee as part of the Indenture Estate in a cash collateral account maintained under Section 7.04, and (b) all payments received and amounts realized by the Indenture Trustee under the Charter, including without limitation, Article 14(b) of the Charter, or otherwise with respect to the Vessel, to the extent received or realized at any time after payment in full of the principal of and interest on all Secured Notes issued hereunder, as well as any other amounts remaining as part of or as proceeds of the Indenture Estate after payment in full of the principal of, Make-Whole Amount, if any, and interest on all such Secured Notes, shall be distributed forthwith by the Indenture Trustee in the order of priority set forth in Section 4.03, omitting clause "third" thereof. The Indenture Trustee shall give prompt notice to the Owner Trust and each Holder of the receipt of any moneys by the Indenture Trustee subject to the provisions of this Section 4.06.

          SECTION 4.07.  Payment Procedures.  All amounts which are
                         ------------------
distributable from time to time by the Indenture Trustee to the Owner Trust, the Owner Participant or any Holder shall be paid by the Indenture Trustee in immediately available funds promptly after such amounts become immediately available to it, and the Indenture Trustee shall not be obligated to see to the application of any such payment made by it. All payments made by the Indenture Trustee to the Owner Trust or to the Owner Participant shall be made in the manner and to the address set forth in Schedule 1 to the Participation Agreement or to such other address as may be specified from time to time by notice to the Indenture Trustee from the Owner Trust or the Owner Participant.

          SECTION 4.08.  Application of Payments Under Parent Guaranty.  All
                         ---------------------------------------------
payments received by the Indenture Trustee pursuant to the Parent Guaranty shall be distributed forthwith by the Indenture Trustee in the same order of priority, and in the same manner, as it would have distributed the payment in respect of which such payment under the Parent Guaranty was received.

          SECTION 4.09  Actions upon Vessel Delivery.  On the actual Delivery
                        ----------------------------
Date, the Indenture Trustee shall execute a Supplemental Indenture in the form of Exhibit D to this Indenture, and otherwise comply with its obligations under
Article 6 of the Charter.


                                   ARTICLE V

                COVENANTS OF OWNER TRUST AND THE OWNER TRUSTEES;
                CERTAIN AGREEMENTS; INDENTURE EVENTS OF DEFAULT;
                         REMEDIES OF INDENTURE TRUSTEE

          SECTION 5.01.  Covenants of Owner Trust and the Managing Trustee;
                         --------------------------------------------------
Certain Agreements.  (a)  Subject to Section 2.02, the Owner Trust will duly and
------------------
punctually perform and observe all covenants and conditions to be performed and observed by it pursuant to the terms of any Operative Document. Except as permitted by this Indenture or the terms of any Operative Document, the Owner Trust will take no action and will cooperate with the Indenture Trustee so as to permit no action to be taken by others which will release, or which may be construed as releasing, the Owner Trust or the Charterer from any of its or the Charterer's, as the case may be, obligations or liabilities under any Operative Document, or which may result in the termination, amendment or modification, or impair the validity, of any such Operative Document.

          (b) If the Owner Trust has Actual Knowledge of any Indenture Event of Default, Indenture Default, any failure on the part of the Charterer to make any payment of Assigned Hire when due or Event of Loss, the Owner Trust will give prompt written notice thereof to the Indenture Trustee, the Charterer and the Owner Participant if such notice shall not already have been given to such party. The notice shall set forth in reasonable detail the circumstances of such default or loss known to the Owner Trust.

          (c) At any time and from time to time, upon the reasonable request of the Indenture Trustee, the Owner Trust shall promptly and duly execute and deliver any and all such further instruments and documents as the Indenture Trustee may deem necessary or desirable (and as shall be consistent with the intent, purposes and provisions hereof) to perfect the Lien of this Indenture, the Ship Mortgage and the U.K. Security Assignment upon delivery of the Vessel, to perfect or maintain the Lien of this Indenture, to perfect a first priority ship mortgage in the Vessel in favor of the Indenture Trustee upon the termination of the Head Lease or to obtain for the Indenture Trustee the full benefit of the specific rights and powers herein granted, conveyed or assigned, or which the Owner Trust may be or may hereafter be bound to convey or assign to the Indenture Trustee or to facilitate the performance of the terms of this Indenture, or the filing, registering or recording of this Indenture, including, without limitation, the execution and delivery of any financing statement (and any continuation statement with respect to any such financing statement) or any other similar document specified in such instructions as may be necessary or desirable to perfect or maintain the Lien of this Indenture.

          (d) The Owner Trust does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, except as provided in or permitted by the other Operative Documents, it will not assign or pledge, so long as this Indenture shall remain in effect and the Lien of this Indenture shall not have been released pursuant to Section 6.03 hereof, any of the Owner Trust's right, title or interest hereby assigned to anyone other than the Indenture Trustee, and that the Owner Trust will not (other than in respect of Excepted Payments), except as provided in or permitted by this Indenture or any other Operative Document, (i) accept any payment from the Charterer, (ii) terminate or consent to the cancellation or surrender of the Charter or accept any prepayment of Assigned Hire, or any portion thereof, under the Charter,
(iii) enter into any agreement amending or supplementing any Operative Document,
(iv) execute or grant any waiver or modification of, or consent under, the terms of any Operative Document, (v) settle or compromise any claim arising under any Operative Document, or (vi) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any Operative Document to arbitration thereunder.

          (e) The Owner Trust does hereby ratify and confirm the Charter, and does hereby agree the Owner Trust will not, except as provided in or permitted by this Indenture or the terms of any other Operative Document, take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Charter or any other Operative Document, or of any of the rights created by the Charter or any Operative Document, or the assignment hereunder or thereunder, as the case may be.

          (f) The Managing Trustee, in its individual capacity and at its own cost and expense, will promptly take such action as may be necessary to discharge any Owner Trustee's Lien attributable to it on any of its estate, right, title or interest in the Trust Estate so pledged or assigned or intended to be conveyed, pledged or assigned under this Indenture.

          (g) Until the release of the security interest in the Indenture Estate pursuant to Section 6.03, all payments of Assigned Hire shall be made directly to the Indenture Trustee or in accordance with the Indenture Trustee's instructions, and the Owner Trust shall give all notices as shall be required to be given under each Operative Document to direct that such payments be made to the Indenture Trustee and promptly upon receipt of any such amount, transfer such amount to the Indenture Trustee for distribution pursuant to this Indenture; provided, however, that, if an Indenture Event of Default shall have occurred and is continuing, upon written notice from the Indenture Trustee to the Charterer, all payments due or to become due under the Charter and the other Operative Documents to the Owner Trust (other than Excepted Payments) shall be made directly to the Indenture Trustee or in accordance with the Indenture Trustee's instructions, and the Owner Trust shall (i) give all notices as shall be required to be given under each Operative Document to direct that such payments be made to the Indenture Trustee and (ii) promptly upon receipt of any and all moneys from time to time received by it constituting part of the Indenture Estate, transfer such amount to the Indenture Trustee for distribution pursuant to this Indenture.

          (h) An executed counterpart of each amendment or supplement to the Trust Agreement shall be delivered within 20 Business Days after the execution thereof to the Indenture Trustee; provided that any amendment or supplement under which a successor trustee is appointed shall be mailed to the Indenture Trustee within 10 days after the execution thereof. The Lien of this Indenture shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement. Without the prior written consent of the Indenture Trustee, the Trust Agreement may not in any event be terminated or revoked by the Owner Participant prior to the termination of this Indenture. In the case of any appointment of a successor to any Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or transfer of all or substantially all of the corporate trust business of either Owner Trustee pursuant to the Trust Agreement, the applicable successor Owner Trustee shall give prompt notice thereof to the Indenture Trustee.

          SECTION 5.02.  Indenture Events of Default.  An "Indenture Event of
                         ---------------------------       ------------------
Default" means any of the following events (whatever the reason for such
-------
Indenture Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any Governmental Rule):

          (a) any Charter Event of Default (other than a Charter Event of Default arising from the failure of the Charterer to make any payment of Excess Hire or Additional Excess Hire or to make an Excepted Payment unless the Owner Trust shall elect to make such failure a Charter Event of Default) shall have occurred and be continuing; or

          (b) any payment of principal of, Make-Whole Amount, if any, or interest on any Secured Note shall not have been made when due and such default shall continue unremedied for ten Business Days after the same shall have become due and payable; or

          (c) any failure by any of the Owner Trust, the Owner Participant or the Managing Trustee, in their individual or trust capacities, as the case may be, to perform or observe in any material respect any covenant or agreement to be performed or observed by it under this Indenture or any other Operative Document, (i) which failure shall continue for a period of 30 days after receipt by the Owner Trust, the Owner Participant or the Managing Trustee of a notice from the Indenture Trustee or the Pass Through Trustee specifying such failure and requiring it be remedied or (ii) which failure, if such failure is remediable and the Owner Trust, the Owner Participant or the Managing Trustee is diligently attempting to remedy such failure, shall continue for a period of 180 days after such receipt of written notice thereof; or

          (d) any representation or warranty made by the Owner Trust, the Owner Participant or the Managing Trustee pursuant to Sections 7 or 9, as the case may be, of the Participation Agreement shall prove to have been inaccurate in any material respect when made, unless such inaccurate representation or warranty shall not be material to the recipient at the time when the notice referred to below shall have been received by the Owner Trust, the Owner Participant or the Managing Trustee, as the case may be, or any material adverse impact thereof shall have been cured within 30 days after receipt by the Owner Trust, the Owner Participant or the Managing Trustee, as the case may be, of a written notice thereof from the Indenture Trustee; provided that if such material adverse impact is remediable and the Owner Participant, Owner Trust or the Managing Trustee, as the case may be, is diligently attempting to remedy such impact, the Owner Participant, Owner Trust or Managing Trustee shall have 90 days after such receipt of written notice thereof to remedy such material adverse impact; or

          (e) either of the Owner Trust or the Owner Participant shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or shall consent to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing, or an involuntary case or other proceeding shall be commenced against either of the Owner Trust or the Owner Participant seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of its or any substantial part of its part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner Trust or the Owner Participant, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Indenture Estate, the Owner Trust or the Owner Participant or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days.

          SECTION 5.03.  Certain Rights.  (a)  If the Charterer shall fail to
                         --------------
make any payment of Base Hire under the Charter when the same shall become due, and if such failure of the Charterer to make such payment of Base Hire shall not constitute the fourth consecutive such failure or the seventh or subsequent cumulative such failure, then as long as no Indenture Event of Default (other than arising from a Charter Event of Default not involving any failure to make any payments to which the Indenture Trustee or any Loan Participant is entitled hereunder when due) shall have occurred and be continuing, the Owner Trust or the Owner Participant may (but need not), without consent or concurrence of the Indenture Trustee or any Holder, pay, in the manner provided in Section 2.03 for application in accordance with Section 4.01, to the Indenture Trustee, at any time prior to the day which is the eleventh day subsequent to the expiration of the grace period provided for in Article 21(1) of the Charter with respect to the payment of Base Hire (and the Indenture Trustee and the Holders of the Secured Notes shall not (without the prior written consent of the Owner Trust) declare the Charter in default pursuant to Article 22 thereof or exercise any of the rights, powers or remedies pursuant to Article 22 of the Charter or Section
5.04 hereof prior to the occurrence of such later date), an amount equal to the full amount of such payment of Base Hire, together with any interest due thereon on account of the delayed payment thereof to the date of such payment in accordance with Section 2.03(c) hereof, and such payment by the Owner Trust or the Owner Participant shall be deemed to cure, as of the date of such payment, any Indenture Event of Default which arose from such failure of the Charterer (including any Charter Event of Default arising from the Charterer's failure to pay interest in respect of such overdue Base Hire for the period commencing on the date of such payment), but such cure shall not relieve the Charterer of any of its obligations. If the Charterer shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Charter or any other Charter Event of Default shall exist (other than the failure to pay Base Hire), and if (but only if) the performance or observance of such covenant, condition or agreement or the cure of such Charter Event of Default can be effected by the payment of money alone (it being understood that actions such as the obtaining of insurance can be so effected), then as long as no other Indenture Event of Default (other than those arising from a Charter Event of Default) shall have occurred and be continuing, the Owner Trust or the Owner Participant may (but need not), without consent or concurrence of the Indenture Trustee or any Holder, pay to the Indenture Trustee (or to such other person as may be entitled to receive the same), at any time prior to the day which is the later of (x) the eleventh day subsequent to notice of such failure or such Charter Event of Default by the Indenture Trustee to the Owner Trust or the Owner Participant and (y) the eleventh day subsequent to the expiration of the grace period, if any, provided with respect to such failure or such Charter Event of Default on the part of the Charterer in Article 21 of the Charter (and the Indenture Trustee shall not (without the prior written consent of the Owner Trust) declare the Charter in default pursuant to Article 22 thereof or exercise any of the rights, powers or remedies pursuant to such Article 22 or Section 5.04 hereof prior to the occurrence of such later date), all sums necessary to effect the performance or observance of such covenant or agreement of the Charterer or to cure such Charter Event of Default, together with any interest due thereon on account of the delayed payment thereof to the date of such payment, and such payment by the Owner Trust or the Owner Participant shall be deemed to cure as of the date of such payment any Indenture Event of Default which arose from such failure of the Charterer or such Charter Event of Default (including any Charter Event of Default arising from the Charterer's failure to pay interest in respect of such overdue payment for the period commencing on the date of such payment), but such cure shall not relieve the Charterer of any of its obligations.

          (b) To the extent of any payment made by the Owner Participant or the Owner Trust pursuant to Section 5.03(a), the Owner Participant or the Owner Trust, as the case may be, shall be subrogated to the rights of the Holders hereunder to receive from the Indenture Trustee the payment of Assigned Hire or other amount for which such payment was made by the Owner Participant or the Owner Trust, as the case may be, and the Owner Participant or the Owner Trust, as the case may be, shall be entitled to receive such payment from the Indenture Trustee upon receipt thereof by the Indenture Trustee; provided, however, that no such amount shall be paid to the Owner Participant or the Owner Trust, as the case may be, unless all principal of and interest on the Secured Notes then due and payable and any other amounts then due and payable under the Secured Notes and this Indenture shall have been paid in full and no Indenture Default shall have occurred and be continuing.

          (c) Neither the Owner Trust nor the Owner Participant, upon exercising cure rights under Section 5.03(a) or rights under Section 6.08(a)(iii) or under
Article 22(a) of the Charter, shall obtain any Lien on any part of the Indenture Estate or Trust Estate on account of such payment for the costs and expenses incurred in connection therewith, nor shall any claims of the Owner Trust or the Owner Participant against the Charterer for the repayment thereof impair the prior right and security interest of the Indenture Trustee in and to the Indenture Estate or otherwise related to the Indenture Estate.

          (d) If there shall occur an Indenture Event of Default pursuant to
Section 5.02(a) arising as a result of a failure by the Charterer to make any payment of Assigned Hire when due, the Indenture Trustee shall so notify the Owner Trust in writing promptly upon such occurrence.

          SECTION 5.04.  Remedies.  (a)  If an Indenture Event of Default shall
                         --------
have occurred and be continuing and so long as the same shall be unremedied, then and in every such case the Indenture Trustee, subject to Sections 5.03, 5.04(d), 5.05, 5.09 and 6.08, may exercise any or all of the rights and powers and pursue any and all of the remedies herein provided or available under applicable law; provided, however, the Indenture Trustee must give the Owner Trust at least ten Business Days' (or five Business Days in the case of acceleration of the Secured Notes other than an automatic acceleration of the Secured Notes as provided in Section 5.04(c)) prior written notice of its intention to exercise remedies pursuant to this Section 5.04 (it being understood that such notice may be given concurrently with any notice of default given hereunder or under the Charter and prior to the expiration of any applicable grace periods). Subject to the provisions in this Indenture, upon the occurrence and during the continuance of an Indenture Event of Default, the Indenture Trustee may exercise, subject to Sections 5.03(a), 5.05, 5.09 and 6.08, all rights and remedies of the Owner Trust to the exclusion of the Owner Trust under the Charter (other than those rights and remedies to the extent relating to Excepted Payments), including, without limitation, the right to take possession of all or any part of the Indenture Estate and exclude the Owner Trust and all Persons (including the Charterer, but excluding the U.K. Lessor to the extent of the U.K. Lessor's rights under the Conditional Sale Agreement) claiming under the Owner Trust wholly or partly therefrom. In addition to and without limiting the foregoing, the Indenture Trustee, upon at least 25 days' prior written notice to the Owner Participant and the Owner Trust, may invoke and exercise the power of sale and sell any or all of the Indenture Estate in the manner required by law at public auction, or in any other manner which shall be in accordance with applicable law, or, in lieu of sale pursuant to the power of sale, the Indenture Estate may be foreclosed, and the Indenture Trustee has and may exercise all rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction; provided that (i) notwithstanding any provision herein to the contrary, the Indenture Trustee shall not sell, assign, transfer or deliver any of the Indenture Estate or take possession of the Indenture Estate unless the Secured Notes shall have been accelerated pursuant to Section 5.04(b) or 5.04(c) and (ii) if an Indenture Event of Default has occurred and is continuing solely by virtue of one or more Charter Events of Default (at a time when no other Indenture Events of Default shall have occurred and be continuing), the Indenture Trustee shall not exercise foreclosure remedies under this Indenture without declaring the Charter to be in default and exercising one or more material remedies seeking to terminate the Charter, unless exercising such remedies under the Charter shall be prohibited by law, governmental authority or court order, in which case the Indenture Trustee shall not exercise foreclosure remedies under the Indenture until the later of (i) the expiration of a period of sixty (60) days from the commencement of such prohibition and
(ii) the expiration of an additional period commencing on the day immediately following the expiration of such 60-day period and ending on the earlier of (x) the 180th day after the relevant stay or prohibition is imposed, (y) the occurrence of any additional Indenture Event of Default during such additional period and (z) rejection of the Charter; provided that such extended period will not apply unless, on the 60th day following the date upon which such stay or prohibition becomes effective, all Indenture Events of Default theretofore existing have been cured (except to the extent arising from the bankruptcy or similar proceeding giving rise to the applicable stay or similar prohibition) and to the extent the Owner Trust, as Owner under the Charter, exercises its right to cure any Charter defaults or Charter Events of Default during such 180-day period, the exercise of such rights will not limit the cure rights otherwise available to the Owner under Section 5.03(a). The Indenture Trustee shall notify the Owner Trust, the Owner Participant and the Charterer as soon as is reasonably practicable after its commencement of the exercise of any remedy pursuant to this Section 5.04.

          (b) If an Indenture Event of Default (other than an Indenture Event of Default specified in Section 5.02(e) or an Indenture Event of Default of the type specified in Section 5.02(a) which arises as a result of any Charter Event of Default as is specified in Article 21(7) of the Charter) shall have occurred and be continuing, then, subject to Sections 5.03, 6.02 and 6.08, the Indenture Trustee may at any time, by five days' written notice to the Owner Trust, declare all (but not less than all) of the Secured Notes Outstanding to be due and payable. Upon such declaration, the unpaid principal of all Secured Notes then Outstanding, together with accrued but unpaid interest thereon, and any other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

          (c) If an Indenture Event of Default of the type specified in Section 5.02(e), or an Indenture Event of Default of the type specified in Section 5.02(a) which arises as a result of any Charter Event of Default specified in
Article 21(7) of the Charter shall have occurred and be continuing, the principal of all Secured Notes then Outstanding, together with accrued but unpaid interest thereon and any other amounts due thereunder, shall become and be due and payable automatically, without declaration, notice, demand, or any other action on the part of the Indenture Trustee or any Holder, all of which are hereby waived. Each of Section 5.04(b) and this Section 5.04(c), however, is subject to the condition that, if at any time after the principal of the Secured Notes shall have become due and payable upon a declared or automatic acceleration thereof as provided herein, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, all overdue payments of interest upon the Secured Notes, the Make-Whole Amount, if any, and all other amounts payable under the Secured Notes (except the principal of the Secured Notes which by such acceleration shall have become payable) shall have been duly paid, and every other Indenture Event of Default with respect to any covenant or provision of this Indenture shall have been cured, then in every such case a Majority in Interest of Holders of Notes, by written instrument filed with the Indenture Trustee, may (but shall not be obligated to) rescind and annul such declared or automatic acceleration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

          (d) Notwithstanding any provision in any document or instruction that purports to require the Indenture Trustee to acquire title to any or all of the Indenture Estate upon foreclosure, or pursuant to instructions, the Indenture Trustee shall not be obligated to acquire any such title unless: (i) the Indenture Trustee is provided with such security or indemnity as it shall deem satisfactory to it,
(ii) such acquisition of title complies with all applicable Operative Documents, laws, rules and regulations, which shall be evidenced by an opinion of counsel to such effect in form and substance satisfactory to the Indenture Trustee and
(iii) the Indenture Trustee shall have obtained such executed certificates, instruments or other documents, in accordance with its reasonable inquiries or requests.

          SECTION 5.05.  Suit; Possession; Title; Sale of Indenture Estate.  (a)
                         -------------------------------------------------
The Owner Trust agrees that, if an Indenture Event of Default shall have occurred and be continuing and the Indenture Trustee shall be entitled to exercise remedies hereunder as provided in Section 5.04, the Indenture Trustee may take possession of all or any part of the Indenture Estate and may exclude the Owner Trust, and all Persons claiming under the Owner Trust, wholly or partly therefrom; provided, however, that at least ten Business Days' prior notice of such taking of possession shall be given to the Owner Trust. If an Indenture Event of Default shall have occurred and be continuing and the Indenture Trustee shall be entitled to exercise remedies hereunder as provided in Section 5.04, at the request of the Indenture Trustee, the Owner Trust shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or any agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate to which the Indenture Trustee shall at the time be entitled hereunder. If the Owner Trust shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession of any property comprising a portion of the Indenture Estate and requiring the Owner Trust to execute and deliver such instruments and documents to the Indenture Trustee, or (ii) pursue all or part of such property wherever it may be found, and the Indenture Trustee may enter any of the premises where such property or any portion thereof may be or is supposed to be and search for such property. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

          (b) Upon every such taking of possession, the Indenture Trustee may make, from time to time and at the expense of the Indenture Estate, such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate as it may deem proper. In each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, lease, control or manage the Indenture Estate and to exercise all rights and power of the Owner Trust relating to the Indenture Estate as the Indenture Trustee shall deem to be in the best interest of the Holders. The Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Hire), revenue, issues, income, products and profits of the Indenture Estate and every part thereof, other than Excepted Payments. Such tolls, rents (including Hire), revenues, issues, income, products and profits shall be applied (i) to pay the expenses of the use, operation, storage, leasing, control, management or disposition of the Indenture Estate, (ii) to pay the expense of all maintenance, repairs, replacements, alterations, additions and improvements, (iii) to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any portion thereof, including without limitation the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trust, and (iv) to pay amounts owing in respect of the Secured Notes in accordance with the provisions thereof and hereof and to make all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee and of all Persons properly engaged and employed by the Indenture Trustee.

          (c) The Indenture Trustee or any Holder may be a purchaser of the Indenture Estate or any portion thereof or any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise. The Indenture Trustee may apply against the purchase price therefor the amount then due to it hereunder or under any of the Secured Notes secured hereby and any Holder may apply against the purchase price therefor the amount then due to it hereunder or under the Secured Notes held by such Holder, to the extent of such portion of the purchase price as it would have received had it been entitled to share in any distribution thereof. The Indenture Trustee or any Holder or any nominee of any such Holder shall acquire, upon any such purchase, good title to the property so purchased, free of the Lien of this Indenture and, to the extent permitted by applicable law, free of all rights of redemption in the Owner Trust in respect of the property so purchased.

          (d) Any sale or other conveyance of any of the Indenture Estate by the Indenture Trustee made pursuant to the terms of this Indenture or the Charter shall bind the Holders, Owner Trust and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trust, the Holders and the Owner Participant in and to such Indenture Estate or portion thereof, as the case may be. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance, or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee. In the event of any such sale, the Owner Trust shall execute any and all such bills of sale and other documents, and perform and do all other acts and things requested by the Indenture Trustee in order to permit continuation of such sale and to effectuate the transfer or conveyance referred to in the first sentence of this Section 5.05(d). The Owner Trust shall ratify and confirm any such sale or sales by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all instruments as may reasonably be requested for such purpose. Any such sale or sales made hereunder shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Owner Trust in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Owner Trust and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Owner Trust.
Upon any sale or other disposition of the Indenture Estate by the Indenture Trustee, the Indenture Trustee will promptly account in writing, in reasonable detail, to the Owner Trust for the amount of such sale, the costs and expenses incurred in connection therewith and any surplus proceeds.

          (e) The Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee thereof), at any time after an Indenture Event of Default either before or after declaring due and payable the principal of all Secured Notes then Outstanding, together with accrued but unpaid interest thereon and any other amounts due thereunder, for all or any portion of the Indenture Estate, whether such receivership be incidental to a proposed sale of the Indenture Estate or the taking of possession thereof or otherwise, and the Owner Trust hereby consents to the appointment of such a receiver, and agrees that it will not oppose any such appointment. Any receiver appointed for all or any portion of the Indenture Estate shall be entitled in addition to any powers available under applicable law, to exercise all the rights and powers of the Indenture Trustee with respect to the Indenture Estate.

          (f) To the extent now or at any time hereafter enforceable under applicable law, the Owner Trust covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay, extension, moratorium, any exemption from execution or sale or other similar law or from any law now or hereafter in force providing for the valuation or appraisement of the Indenture Estate or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or prior to any applicable decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or any right to have a portion of the Indenture Estate or the security for the Secured Notes marshalled or otherwise redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of the Owner Trust acquiring any interest in or title to the Indenture Estate or any part thereof subsequent to the date of this Indenture, all benefit and advantage of any such law or laws, and covenants that it will not invoke or use any such law or laws, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Nothing in this Section 5.05(f) shall be deemed to be a waiver by the Owner Trust of its rights under Section 5.03 hereof.

          The Indenture Trustee may maintain such a pleading, or, in any manner whatsoever, claim or take any benefit or advantage of or from any law now or hereafter in force even if it does not possess any of the Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Indenture Event of Default under this Indenture shall not impair the right or remedy or constitute a waiver of or acquiescence in such Indenture Event of Default.

          (g) The Indenture Trustee may adjourn from time to time any sale to be made under or by virtue of this Indenture for such sale or for such adjourned sale or sales, and, except as otherwise provided by any applicable provision of law, the Indenture Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (h) Any recovery of any judgment by the Indenture Trustee under the Secured Notes and any levy of any execution under any such judgment upon the Indenture Estate shall not affect in any manner or to any extent the security title and security interest conveyed hereby upon the Indenture Estate or any part thereof, or any conveyances, powers, rights and remedies of the Indenture Trustee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

          (i) Notwithstanding anything contained herein, so long as any Pass Through Trustee is a registered Holder, the Indenture Trustee is not authorized or empowered to acquire title to all or any portion of the Indenture Estate or take any action with respect to all or any portion of the Indenture Estate so acquired by it if such acquisition or action would cause the related Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

          SECTION 5.06.  Remedies Cumulative.  Each and every right, power and
                         -------------------
remedy provided the Indenture Trustee specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every right, power and remedy herein specifically provided or now or hereafter existing at law, in equity or otherwise. Each and every such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any such right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right or power or in the pursuit of any remedy shall impair any such right, power or remedy, or be construed to be a waiver of any Indenture Event of Default or to be an acquiescence therein.

          SECTION 5.07.  Discontinuance of Proceedings.  In case the Indenture
                         -----------------------------
Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner Trust, the Indenture Trustee and the Charterer shall, subject to any determination in such proceeding, be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all right, powers and remedies of the Indenture Trustee shall continue as if no such proceeding had been instituted.

          SECTION 5.08.  Waiver of Past Defaults.  Upon written instruction of a
                         -----------------------
Majority in Interest of Holders of Notes, the Indenture Trustee shall waive any Indenture Event of Default specified in such instruction and its consequences and, upon any such waiver, such Indenture Event of Default shall cease to exist for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Indenture Event of Default or impair any right or consequence thereof; and provided further, however, that in the absence of the written instruction of the Holders of all Secured Notes then Outstanding, the Indenture Trustee shall not waive any Indenture Event of Default arising from a default (i) in the payment of the principal of or interest on, or other amounts due under, any Secured Note then Outstanding, or (ii) in respect of a covenant or provision hereof which, pursuant to the terms of Article IX, cannot be modified or amended without the consent of each Holder of a Secured Note then Outstanding.

          SECTION 5.09.  No Action Contrary to Certain Third Party Rights.
                         ------------------------------------------------
Notwithstanding any other provision of any Operative Document, unless a Charter Event of Default shall have occurred and be continuing and the Charter shall have been declared to be in default pursuant to Article 22 thereof, the Indenture Trustee shall not take or cause to be taken any action contrary to the Charterer's rights under the Charter, including without limitation the rights of the Charterer under Article 7 thereof.

          SECTION 5.10.  Rights of Holders of Secured Notes.  Notwithstanding
                         ----------------------------------
any provision herein (including Section 5.11) to the contrary, the Holder of a Secured Note shall have the absolute and unconditional right to receive payment from the Indenture Estate of the principal of and interest on such Secured Note on the dates and as specified in such Secured Note, and to institute suit against the Owner Trust for the enforcement of any such payment, subject to
Section 2.02, and such right shall not be impaired without the consent of such Holder.

          SECTION 5.11.  Limitation on Suits by Holders.  A Holder may pursue a
                         ------------------------------
remedy under this Indenture or under a Secured Note only if:

          (i) the Holder gives to the Indenture Trustee written notice of a continuing Indenture Event of Default under this Indenture;

          (ii) the Holders of at least 25 percent (25%) of the Outstanding principal amount of the Secured Notes instruct the Indenture Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense to be, or which may be, incurred by the Indenture Trustee in pursuing the remedy;

          (iv) the Indenture Trustee does not comply with the request within 60 days after receipt of the instructions and the offer of indemnity; and

          (v) during such 60-day period, a Majority in Interest of Holders do not give the Indenture Trustee an instruction inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.


                                   ARTICLE VI

                        DUTIES OF THE INDENTURE TRUSTEE

          SECTION 6.01.  Certain Actions.  If the Indenture Trustee shall have
                         ---------------
Actual Knowledge of any Indenture Event of Default or any Indenture Default or any failure on the part of the Charterer to make any payment of Assigned Hire when due or any Event of Loss or other material fact relating to the Indenture Estate, the Indenture Trustee shall (a) give prompt telephonic notice (promptly confirmed in writing) to the Owner Trust, the Owner Participant and the Charterer and (b) within 90 days after obtaining such Actual Knowledge, mail to each Holder notice of any such Indenture Event of Default unless, in each case, such Indenture Event of Default has been remedied before the giving of such notice and the Indenture Trustee has Actual Knowledge of such remedy; provided, however, that the failure by the Indenture Trustee to provide such notice shall not invalidate any actions subsequently taken by the Indenture Trustee in connection with such Indenture Event of Default. Except in the case of a default in the payment of the principal or interest on any Secured Note, the Indenture Trustee shall be protected in withholding the notice required under clause (b) above if and so long as Responsible Officers of the Indenture Trustee in good faith determine that withholding such notice is in the interest of the Holders.

          SECTION 6.02.  Action Upon Instructions.  (a)  The Indenture Trustee
                         ------------------------
shall, upon the written instruction at any time and from time to time of a Majority in Interest of Holders of Notes, give such notice, consent or direction or exercise such right, remedy or power hereunder or under the Charter or any other agreement constituting part of the Indenture Estate as shall be specified in such instruction; provided, however, that nothing set forth in this Section 6.02(a) shall entitle the Holders to cause the Indenture Trustee to give any notice or exercise any right, power or remedy that is not elsewhere authorized by, or is otherwise restricted or prohibited by, this Indenture. If the Indenture Trustee shall not have received instructions as above provided within 20 days after mailing of the notice pursuant to Section 6.01 to the Holders, the Indenture Trustee may take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Indenture Event of Default, Event of Loss or fact as it shall determine to be advisable and in the best interest of the Holders. If the Indenture Trustee receives any instructions after the expiration of the aforementioned 20-day period, the Indenture Trustee shall use its best efforts to conform any action being taken to comply with those instructions.

          (b) The Indenture Trustee shall not consent to the assignment by the Charterer of all or any material portion of its right, title and interest in, to and under the Charter, except (i) with respect to an assignment permitted under
Section 20(c) of the Charter or (ii) upon the written instruction at any time and from time to time of a Majority in Interest of Holders of Notes. Nothing set forth herein shall be construed to permit such assignment without the consent of the Owner Trust or to adversely affect any right of the Owner Trust.

          SECTION 6.03.  Release of Lien of Indenture.  (a)  Release of
                         ----------------------------        ----------
Indenture Estate.  Upon satisfaction of the conditions for termination of this
----------------
Indenture set forth in Section 10.01, the Indenture Trustee, upon the written request of the Owner Trust, shall execute and deliver to, or as directed by, the Owner Trust, all appropriate instruments (in due form for recording or filing) releasing the Indenture Estate from the Lien of this Indenture, the Ship Mortgage and the U.K. Security Assignment, and the Indenture Trustee shall pay all moneys or other properties or proceeds held by it under this Indenture to the Owner Trust and shall give notice to the Charterer of such payment. The cost and expense associated with any action taken by the Indenture Trustee pursuant to the provisions of this Section 6.03(a) shall be borne by the Charterer.

          (b) Release of the Vessel upon Transfer.  Upon any transfer by the
              -----------------------------------
Owner Trust of the Vessel pursuant to Article 18 or 23 of the Charter or any retention by the Owner Trust of the Vessel pursuant to Article 18 of the Charter and receipt by the Indenture Trustee of all amounts of Hire therefor that constituted a part of the Indenture Estate due and payable by the Charterer and the concurrent redemption of Secured Notes as set forth in Sections 3.02, 3.03 and 4.02 and the payment of any other amounts then due and owing hereunder, the Indenture Trustee, upon the written request of the Owner Trust, shall execute and deliver to, or as directed by, the Owner Trust, all appropriate instruments (in due form for recording or filing), releasing the Vessel and all other property relating thereto and then constituting a portion of the Indenture Estate, as the case may be, from the Lien of this Indenture and the Ship Mortgage. The cost and expense associated with any action taken by the Indenture Trustee pursuant to the provisions of this Section 6.03(b) shall be borne by the Charterer.

          (c) Release of Lien upon Full Payment of Secured Notes.  Upon payment
              --------------------------------------------------
in full of the principal of and interest on and all other amounts due and payable under the

Secured Notes, and all other amounts due and payable to any Holder or the Indenture Trustee hereunder or under any other Operative Document, the Indenture Trustee, upon the written request of the Owner Trust, shall execute and deliver to, or as directed by, the Owner Trust, all appropriate instruments (in due form for recording or filing) releasing the Vessel and all other property relating thereto and then constituting a portion of the Indenture Estate from the Lien of this Indenture, the Ship Mortgage and the U.K. Security Assignment. The cost and expense associated with any action taken by the Indenture Trustee pursuant to the provisions of this Section 6.03(c) shall be borne by the Charterer.

          SECTION 6.04.  Indemnification.  The Indenture Trustee shall not be
                         ---------------
required to take any action or refrain from taking any action instructed to be taken or refrained from being taken pursuant to Section 6.02 or under Article V unless the Indenture Trustee shall have been indemnified to the Indenture Trustee's reasonable satisfaction against any liability (including, without limitation, environmental liability), cost or expense (including, without limitation, the reasonable fees and expenses of counsel) which may be incurred in connection therewith, other than any such liability, cost or expense which results from the willful misconduct or gross negligence of the Indenture Trustee and for the failure of the Indenture Trustee to exercise ordinary care in distributing funds in accordance with the terms of the Operative Documents. Except with respect to actions required by the first sentence of Section 6.01 hereof, the Indenture Trustee shall be under no obligation to take any action under this Indenture and nothing contained in this Indenture shall require the Indenture Trustee to expend or risk the Indenture Trustee's own funds or otherwise incur any financial liability or any other liability (including, without limitation, environmental liability) in the performance of any of the Indenture Trustee's duties hereunder or in the exercise of any of the Indenture Trustee's rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under Section 6.02 or Article V, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if such Indenture Trustee shall have reasonably determined or been advised in writing by its counsel that such action is contrary to the terms hereof or of any other Operative Document, or is contrary to applicable law.

          SECTION 6.05.  No Implied Duties.  No implied duties or obligations of
                         -----------------
the Indenture Trustee shall be read into this Indenture.

          SECTION 6.06.  Duties to Remove Certain Liens.  The Indenture Trustee,
                         ------------------------------
in its individual capacity, shall comply with Section 12.4(a) of the Participation Agreement.

          SECTION 6.07.  No Action Except Under Operative Documents or
                         ---------------------------------------------
Instructions.  The Owner Trust and the Indenture Trustee agree that they will
------------
not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Vessel or any other part of the Indenture Estate, except (a) in accordance with the terms of the Charter or the other Operative Documents or the U.K. Documents or (b) in accordance with the powers granted to, or the authority conferred upon, the Owner Trust and the Indenture Trustee pursuant to the express terms of this Indenture and the Trust Agreement.

          SECTION 6.08.  Certain Rights of the Owner Trust and the Owner
                         -----------------------------------------------
Participant.  Notwithstanding any provision in this Indenture to the contrary:
-----------

          (a) each of the Owner Trust and the Owner Participant shall have the right, to the exclusion of the Indenture Trustee, whether or not an Indenture Event of Default is continuing and whether or not the Indenture Trustee has foreclosed on the Lien of the Indenture, (i) to receive Excepted Payments, (ii) to demand, collect, sue for or waive any notice of default with respect to Excepted Payments, (iii) prior to the foreclosure of the Lien of the Indenture and subject to Section 5.03(c), to declare the Charter in default in respect of Expected Payments and (iv) to enforce the payment of Excepted Payments due and payable to it by appropriate judicial proceedings and to exercise other remedies as provided under any Operative Document to the extent and with respect to any portion of the Indenture Estate which shall have been released pursuant to the terms of this Indenture; provided that the rights referred to in this Section 6.08(a)(iii) and (iv) shall not be deemed to include the exercise of any remedies provided for in Article 22 of the Charter other than the right to proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Charterer of the applicable covenants or to recover damages for breach thereof;

          (b) at all times prior to the foreclosure of the Lien of the Indenture, whether or not an Indenture Event of Default is continuing, each of the Owner Trust and the Owner Participant shall have the right, but not to the exclusion of the Indenture Trustee, (i) to receive from the Charterer all notices, financial statements, certificates, opinions of counsel and other documents and information which the Charterer is permitted or required to give or furnish to the Owner Trust or the Owner Participant pursuant to the terms of any Operative Document, (ii) to retain all rights with respect to liability insurance which Article 16 of the Charter specifically confers upon the Owner Trust or the Owner Participant, or other insurance under Article 16 of the Charter purchased for the benefit of the Owner Trust or the Owner Participant (subject, however to the provisions of the definition of "Excepted Payments") and (iii) to exercise inspection rights pursuant to Article 11.6 of the Participation Agreement and Article 11(b) of the Charter;

          (c) so long as no Indenture Event of Default shall have occurred and be continuing, the Owner Trust shall have the right, to the exclusion of the Indenture Trustee, to adjust Bareboat Hire other than Assigned Hire; and

     (d) so long as no Indenture Event of Default shall have occurred and be continuing (subject to Section 9.02), the Owner Trust shall retain (to the exclusion of the Indenture Trustee) (i) all rights of the "Owner" under the Charter, other than the Indenture Trustee's right to receive Assigned Hire and other as set forth in (a), (b) or (c) of this Section 6.08, (ii) all rights of the "Lessee" under the Head Lease, (iii) all rights of the "Seller" under the Conditional Sale Agreement and (iv) all rights of the "Purchaser" under the Construction Contract and the Bill of Sale.

          SECTION 6.09.  Filing of Financing and Continuation Statements.  The
                         -----------------------------------------------
Indenture Trustee shall, at the expense of the Owner Trust, execute and file any continuation or similar statement or document delivered to it by the Owner Trust or the Charterer in a form reasonably satisfactory to the Indenture Trustee and proper for filing.

          SECTION 6.10.  Publishing of Notices.  The Indenture Trustee will
                         ---------------------
furnish to the Owner Trust and the Owner Participant, promptly upon receipt thereof, a duplicate or copy of each report, notice, request, demand, instruction, certificate, financial statement or other instrument furnished to the Indenture Trustee hereunder or under any other Operative Document.

          SECTION 6.11.  Taxes; Withholding; Information Reporting.  The
                         -----------------------------------------
Indenture Trustee shall exclude and withhold from each distribution of principal and interest and other amounts due hereunder or under the Secured Notes any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees (a) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Secured Notes or otherwise due hereunder, to withhold such taxes or charges and timely pay the same to the appropriate authority in the name of and on behalf of the Loan Participants, (b) that it will file any necessary withholding tax returns or statements when due and (c) that, as promptly as possible after the payment of such withheld amounts, it will deliver to each Loan Participant appropriate documentation showing the payment of such withheld amounts, together with such additional documentary evidence as such Loan Participants may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file under United States law. No withholding or action with respect thereto shall constitute or give rise to any Indenture Event of Default or any other claims against the Owner Participant or the Owner Trust. Any tax withheld by the Indenture Trustee pursuant to this Section 6.11 shall be deemed for all purposes of this Indenture and the Secured Notes to have been paid to the Holder with respect to which such tax was withheld.

                                 ARTICLE VII

                  THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE

          SECTION 7.01.  Acceptance of Trusts and Duties.  The Indenture Trustee
                         -------------------------------
accepts the duties hereby created and applicable to it and agrees to perform the same upon the terms and conditions set forth in this Indenture and the Participation Agreement. The Indenture Trustee further agrees to receive and disburse all moneys constituting part of the Indenture Estate in accordance with the terms hereof. The Indenture Trustee shall not be answerable or accountable in its individual capacity under any circumstances, except (a) for its willful misconduct or gross negligence, (b) for its failure to exercise reasonable care in safeguarding the security held by it pursuant to the terms hereof, (c) in the case of the inaccuracy of any representations or warranties made by the Indenture Trustee in its individual capacity and contained in the Participation Agreement or any other Operative Document or referred to by reference in Section
7.03 hereof, (d) as provided in Sections 2.03 and 6.06, (e) for any Tax based on or measured by any fees, commissions or compensation received by it for acting as trustee hereunder or (f) except as otherwise expressly provided herein for its failure to use reasonable care in disbursing funds in accordance with the terms hereof.

          SECTION 7.02.  Absence of Duties Except as Specified.  Except in
                         -------------------------------------
accordance with written instructions pursuant to Section 6.01 or 6.02, and except as provided in, and without limiting the generality of, Sections 6.04, 6.05, 6.06 and 6.07, the Indenture Trustee shall have no duty (a) to record or file the Charter, this Indenture, the Ship Mortgage or any other document, or to maintain any such recording or filing, or to rerecord or refile any such document, (b) to effect or maintain any such insurance, whether or not the Charterer shall be in default with respect thereto, (c) to discharge any Lien of any kind against any part of the Trust Estate or the Indenture Estate, or (d) to inspect the Vessel at any time, or to ascertain or inquire as to the performance or observance of any of the Charterer's covenants pursuant to the terms of the Charter.

          SECTION 7.03.  No Representations or Warranties.  NONE OF THE MANAGING
                         --------------------------------
TRUSTEE (IN ITS INDIVIDUAL OR TRUST CAPACITY), THE OWNER TRUST OR THE INDENTURE TRUSTEE (IN ITS INDIVIDUAL OR TRUST CAPACITY) MAKES (a) ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED, AS TO THE VALUE, COMPLIANCE WITH SPECIFICATIONS, DURABILITY, OPERATION, CONSTRUCTION, PERFORMANCE, DESIGN OR CONDITION OF THE VESSEL OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO THE VESSEL OR ANY COMPONENT OF THE VESSEL, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR

ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE VESSEL, OR ANY COMPONENT OF THE VESSEL, or (b) any representation or warranty as to the validity, legality or enforceability of this Indenture, any of the other Operative Documents or the Secured Notes, or as to the correctness of any statement contained in any thereof, except as set forth in Sections 9 and 10 of the Participation Agreement and Section 7.4 of the Trust Agreement.

          SECTION 7.04.  No Segregation of Moneys; No Interest; Investments.
                         --------------------------------------------------
Any moneys paid to or retained by the Indenture Trustee pursuant to any provision hereof and not then required to be distributed to the Holders, the Charterer or the Owner Trust shall be deposited in a separate, interest bearing cash collateral account; provided that any payments received or applied hereunder by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof. Any amounts held by the Indenture Trustee pursuant to the express terms of this Indenture or any other Operative Document shall be invested and reinvested by the Indenture Trustee from time to time in Permitted Investments at the direction of (i) the Charterer if such amounts would be payable to the Charterer upon satisfaction of any applicable conditions; or (ii) the Owner Participant in the case of the remaining portion of such amounts; provided, however, that in the event there shall be continuing any Indenture Event of Default, such directions may be given exclusively by a Majority in Interest of Holders of Notes. The Indenture Trustee shall have no liability for any loss resulting from any investment required to be made hereunder other than by reason of its own willful misconduct or negligence in failing to comply with such instructions. Any net income or gain realized as a result of any such investment or reinvestment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof. Any Permitted Investment may be sold or otherwise reduced to cash (without regard to maturity) by the Indenture Trustee whenever necessary to make any application as required by the terms of this Indenture or of any applicable Operative Document.

          SECTION 7.05.  Reliance; Agents; Advice of Counsel.  Neither the Owner
                         -----------------------------------
Trust nor the Indenture Trustee (in their respective individual or trust capacities for the purposes of this Section 7.05) shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it to be signed by the proper party or parties. Either of the Owner Trust or the Indenture Trustee may accept a copy of a resolution of the Board of Directors or other governing body of any party to the Participation Agreement or other Operative Agreement, certified by the

Secretary or any Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter relating to the Charterer the manner of ascertainment of which is not specifically described herein, the Owner Trust and the Indenture Trustee may for all purposes hereof rely on an Officer's Certificate of the relevant party as to such fact or matter, and such Officer's Certificate shall constitute full protection to the Owner Trust or the Indenture Trustee (in their individual or trust capacities), as the case may be, for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Owner Trust is authorized by the Trust Agreement to enter into this Indenture and to take all action to be taken by the Owner Trust pursuant to the provisions hereof, and shall not inquire into the authorization of the Owner Trust with respect thereto. The Owner Trust shall assume, and shall be fully protected in assuming, that the Indenture Trustee is authorized to enter into this Indenture and to take all action to be taken by the Indenture Trustee pursuant to the provisions hereof, and shall not inquire into the authorization of the Indenture Trustee with respect thereto. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and at the expense of the Indenture Estate may consult with counsel, accountants and other skilled Persons to be selected and retained by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountant or other skilled Person acting within such Person's area of competence (so long as the Indenture Trustee shall have exercised due care in selecting such Person).

          SECTION 7.06.  No Compensation from Holders or Indenture Estate.
                         ------------------------------------------------
Notwithstanding any other provision hereof, the Indenture Trustee shall have no right against the Holders, the Managing Trustee or the Delaware Trustee, in their respective individual capacities, the Owner Trust, the Owner Participant or, except as otherwise provided in Section 4.03, the Indenture Estate for any fee as compensation for its services hereunder.

          SECTION 7.07.  Right of the Indenture Trustee to Perform Covenants,
                         ----------------------------------------------------
Etc.  If the Owner Trust or the Charterer shall fail to make any payment or
---
perform any act required to be made or performed by it hereunder or under any Operative Document to which it is a party or if the Owner Trust or the Charterer shall fail to release any Lien affecting the Indenture Estate which it is required to release by the terms of this Indenture or any other Operative Document to which it is a party, the Indenture Trustee, after notice to and demand upon the Owner Trust or the Charterer and affording the Owner Trust and the Charterer a reasonable opportunity to cure, and without waiving or releasing any obligation or Charter Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account of and at the expense of the Indenture Estate, and may enter upon any property for such purpose and take all such action with respect thereto as, in the Indenture Trustee's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction. All sums so paid by the Indenture Trustee and all costs and expenses (including, without limitation, legal fees and expenses) so incurred, shall constitute additional indebtedness secured by this Indenture and shall be paid from the Indenture Estate to the Indenture Trustee on demand. The Indenture Trustee shall not be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or gross negligence on the part of the Indenture Trustee.

          SECTION 7.08.  Moneys for Payments in Respect of Notes to be Held in
                         -----------------------------------------------------
Trust.  In case the Holder of any Secured Note shall fail to present the same
-----
for payment on any date on which the principal thereof becomes payable, the Indenture Trustee may set aside in trust the moneys then due thereon uninvested and shall pay such moneys to any Holder of such Secured Note upon due presentation for surrender thereof in accordance with the provisions of this Indenture, subject to the provisions of Section 7.09.

          SECTION 7.09.  Disposition of Moneys Held for Payments of Notes.  Any
                         ------------------------------------------------
money set aside under Section 7.08 and not paid to Holders under Section 7.08 shall be held by the Indenture Trustee in trust until the latest of (a) the date three years after the date of such setting aside, (b) the date all other Holders (other than other Holders for which the Indenture Trustee is holding such moneys pursuant to Section 7.08) of the Secured Notes shall have received full payment of all principal of and interest and other sums payable to them on such Secured Notes or the Indenture Trustee shall hold (and shall have notified such Persons that it holds) in trust an amount sufficient to make full payment thereof when due, and (c) the date the Owner Trust shall have fully performed and observed all its covenants and obligations contained in this Indenture with respect to the Secured Notes; and thereafter shall be paid to the Owner Trust by the Indenture Trustee, who then shall be released from all further liability with respect to such moneys, and thereafter the Holders of the Secured Notes in respect of which such moneys were so paid to the Owner Trust shall have no rights in respect thereof except to obtain payment of such moneys from the Owner Trust.


                                  ARTICLE VIII

                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

          SECTION 8.01.  Notice of Successor Owner Trustee.  In the case of any
                         ---------------------------------
appointment of a successor to either Owner Trustee pursuant to the Trust Agreement, or any merger, conversion or consolidation or transfer of substantially all of the corporate trust business of either Owner Trustee, the Managing Trustee shall give prompt written notice thereof to the Indenture Trustee.

          SECTION 8.02.  Resignation of Indenture Trustee; Appointment of
                         ------------------------------------------------
Successor.  (a)  The Indenture Trustee or any successor thereto may resign at
---------
any time without cause by giving at least thirty (30) days prior written notice to the Owner Trust, the Owner Participant, the Charterer and each Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee as provided in Section 8.02(b). In addition, a Majority in Interest of Holders of Notes may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Owner Trust, the Owner Participant, the Charterer and the Indenture Trustee, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee as provided in Section 8.02(b). In the case of the resignation or removal of the Indenture Trustee, the Owner Trust may appoint a successor Indenture Trustee. If a successor Indenture Trustee shall not have been appointed within thirty (30) days of such notice of resignation or removal, the Indenture Trustee, the Owner Trust, the Owner Participant, the Charterer or a Majority in Interest of Holders may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee qualified under Section 8.02(c) to act until such time, if any, as a successor shall have been appointed as above provided in this Section 8.02. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as above provided in this Section 8.02.

          (b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the Owner Trust and to the predecessor Indenture Trustee (with a copy to each Holder) an instrument accepting such appointment, and shall give the Owner Participant, the Holders and the Charterer written notice of such acceptance. Upon the execution and delivery of such instrument, such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee hereunder, with like effect as if originally named the Indenture Trustee herein. Notwithstanding and without limiting the foregoing, the predecessor Indenture Trustee, upon the written request of the successor Indenture Trustee, shall execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder.

          (c) There shall at all times be an Indenture Trustee hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, subject to supervision or examination by federal or state authority, having a combined capital and surplus of at least $75,000,000. If such bank or trust company publishes reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for purposes hereof the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section 8.02, be the Indenture Trustee under this Indenture without further act.

          SECTION 8.03.  Co-Trustees and Separate Trustees.  (a)  If, at any
                         ---------------------------------
time, it shall be necessary or prudent in order to conform to any law of any jurisdiction in which property shall be held subject to the Lien of this Indenture, the Ship Mortgage and the U.K. Security Assignment, the Indenture Trustee shall be advised by counsel that it is so necessary or prudent in the interest of the Holders, or a Majority in Interest of Holders of Notes in writing shall so request the Indenture Trustee and the Owner Trust, the Indenture Trustee and the Owner Trust shall execute and deliver all instruments and agreements necessary or proper either (i) to constitute another bank or trust company or one or more Persons approved by the Indenture Trustee and the Owner Trust, either to act as co-trustee or co-trustees of all or any portion of the Indenture Estate, jointly with the Indenture Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of all or any such portion of the Indenture Estate in each case with such rights, powers, duties and obligations as may be provided in such supplemental indenture or such instrument of appointment as the Indenture Trustee or a Majority in Interest of Holders of Notes may deem necessary or advisable, or (ii) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.03. In the event that the Owner Trust shall not have joined in the execution of such instruments and agreements within fifteen (15) days after the receipt of a written request from the Indenture Trustee to do so, or if an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee may act under the foregoing provisions of this Section 8.03 without the concurrence of the Owner Trust; and the Owner Trust hereby appoints the Indenture Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.03(a) in either of such contingencies. The Indenture Trustee may, in such capacity, execute deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such co-trustee(s) or separate trustee(s) or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such co-trustee(s) or separate trustee(s). In case any co-trustee(s) or separate trustee(s) appointed under this Section 8.03(a) shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such co-trustee(s) or separate trustee(s) shall revert to and shall vest in and may be exercised by the

Indenture Trustee, to the extent permitted by law until a successor, additional or separate trustee is appointed as provided in this Section 8.03(a).

          (b) Every co-trustee and separate trustee hereunder, to the extent permitted by law and except as otherwise expressly provided in any Operative Document, shall be appointed and act, and the Indenture Trustee and its successors shall act, subject to the following provisions and conditions:

          (i) the Secured Notes shall be authenticated and delivered by the Indenture Trustee, and all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, control, payment and management of moneys, papers or securities, shall be exercised, solely by the Indenture Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such co-trustee or co-trustees or separate trustee or trustees jointly, except to the extent that under any applicable law or in any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or co-trustees or separate trustee or trustees; but subject to the same limitations in any exercise of his, her or its power and authority as those to which the Indenture Trustee is subject under the terms of this Indenture;

          (iii) notwithstanding anything herein contained to the contrary, no power given hereby to, or which it is provided hereby may be exercised by, any such co-trustee or co-trustees or separate trustee or trustees, shall be exercised hereunder by such additional trustee or trustees except jointly with, or with consent in writing of, the Indenture Trustee;

          (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

          (v) the powers of any co-trustee(s) or separate trustee(s) appointed pursuant to this Section 8.03 shall not in any case exceed those of the Indenture Trustee hereunder; and

          (vi) the Owner Trust and the Indenture Trustee, at any time, by an instrument in writing executed by them jointly, may remove any such trustee, and in that case, by an instrument in writing executed by them jointly, may appoint a successor or successors to such co-trustee or co-trustees or separate trustee or trustees, as the case may be. In the event that the Owner Trust shall not have joined in the execution of any such instrument within fifteen (15) days after the receipt of a written request from the Indenture Trustee to do so, the Indenture Trustee shall have the power to remove any such co-trustee or separate trustee and to appoint a successor co-trustee or separate trustee without the concurrence of the Owner Trust. In the event that the Indenture Trustee alone shall have appointed a separate trustee or trustees or co-trustee or co-trustees as above provided in this Section 8.03, it may at any time, by an instrument in writing, remove any such separate trustee or co-trustee, the successor to any such separate trustee or co-trustee so removed to be appointed by the Owner Trust and the Indenture Trustee, or by the Indenture Trustee alone, as provided in this Section 8.03.


                                   ARTICLE IX

                       SUPPLEMENTS AND AMENDMENTS TO THIS
                         INDENTURE AND OTHER DOCUMENTS

          SECTION 9.01.  Indenture Supplements Without Consent of Holders.  The
                         ------------------------------------------------
Owner Trust and the Indenture Trustee, without the consent of any Holder and at any time and from time to time, may enter into one or more amendments or supplements to this Indenture, in form satisfactory to each of the Owner Trust and Indenture Trust, for any of the following purposes:

          (a) to subject to the Lien of this Indenture additional property constituting part of the Indenture Estate, including the Vessel upon its delivery under the Construction Contract, pursuant to a supplement to this Indenture substantially in the form of Exhibit D to this Indenture;

          (b) to correct or amplify the description of any property at any time subject to the Lien of this Indenture;

          (c) to add to the covenants of the Owner Trust for the benefit of the Holders or to surrender any right or power herein conferred upon the Owner Trust, the Owner Participant or the Charterer;

          (d) to cure any ambiguity, to correct or supplement any provision herein or in the Secured Notes which may be defective or inconsistent with any other provisions of this Indenture, provided that such action shall not adversely affect the interests of any Holder;

          (e) to evidence the succession of a new Owner Trustee in accordance with the Trust Agreement or the succession of a new Indenture Trustee hereunder or the appointment or removal of any co-trustee or separate trustee thereunder or hereunder;

          (f) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Loan Participants;

          (g) to add to the rights of the Loan Participants;

          (h) to include on the Secured Notes any legend as may be required by law;

          (i) to provide for the establishment and issuance of Additional Notes pursuant to Section 2.08; or

          (j) to provide for the substitution of a new owner trust in accordance with Section 3.04.

          SECTION 9.02.  Supplements and Amendments to Operative Documents With
                         ------------------------------------------------------
Consent Holders of Notes.  (a)  Without the consent of a Majority in Interest of
------------------------
Holders of Notes, the respective parties to the Charter, the Participation Agreement, the Trust Agreement, the Head Lease, the Conditional Sale Agreement and any other Operative Document or U.K. Document included in the Indenture Estate may not modify, amend or supplement any of such agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided that, so long as no Indenture Event of Default shall have occurred and be continuing, such agreements may be modified, amended or supplemented if the Indenture Trustee determines that any such proposed modification, amendment or supplement would not adversely affect the interests of the Holders; provided, however, that the actions specified in Section 9.02(c) may be taken without the consent of the Indenture Trustee or any Holder.

          (b) Except as provided in Section 9.01 or 9.02(c) or 9.02(d), at any time and from time to time, with the consent of a Majority in Interest of Holders of Notes and upon the written request of the Owner Trust, the Indenture Trustee (x) shall execute an amendment or supplement to this Indenture for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, or (y) shall execute an amendment or supplement to, or give a consent, waiver, authorization or approval, for the purposes of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Participation Agreement or (z) shall consent to any amendment or supplement to, or give a consent, waiver, authorization or approval, for the purposes of adding any provisions to, or changing in any manner or eliminating any of the provisions of, any of the other Operative Documents or U.K. Document; provided, however, that no such amendment or supplement to this Indenture, or consent, waiver, authorization, approval, amendment or supplement to the Participation Agreement or any such other Operative Document or U.K. Document (whether pursuant to subsection (a) or (c) of this Section 9.02, and anything in such subsections or elsewhere in this Indenture to the contrary notwithstanding) shall, without the consent of each Holder of a Secured Note then Outstanding:

          (i) change the stated maturity of the principal of, or any installment of interest on, or any mandatory or optional repayment, purchase or redemption provision with respect to, any Secured Note, or change the principal amount thereof or any other amount payable in respect thereof or reduce the Make-Whole Amount, if any, or interest thereon, or impair the right to institute suit for the enforcement of any such payment or change mandatory or optional prepayment provisions or change the place of payment where, or the coin or currency in which, any Secured Note or the interest thereon is payable;

          (ii) permit the creation of any Lien on the Indenture Estate not otherwise permitted hereunder or deprive any Holder of the benefit of the Lien of this Indenture upon the Indenture Estate for the security of its Secured Notes;

          (iii) change the percentage of the aggregate principal amount of Secured Notes Outstanding necessary to modify or amend any provision hereunder or any other Operative Document or to waive compliance therewith;

          (iv) modify the definitions of "Indenture Default," "Indenture Event of Default," "Majority in Interest of Holders of Notes," "Charter Default" or "Charter Event of Default";

          (v) modify the order of priorities in which distributions are to be made under Article IV;

          (vi) reduce the amount or change the time of any payment of Assigned Hire under the Charter;

          (vii)  modify, amend or supplement any of the provisions of this
     Section 9.02;

          (viii) modify, amend or supplement the Charter or the Parent Guaranty, or consent to any assignment of the Charter (other than an assignment pursuant to Article 20 of the Charter), in either case releasing the Charterer or the Guarantor from its respective obligations in respect of the payment of Assigned Hire payable pursuant to the Charter, or changing the absolute and unconditional character of such obligations; or

          (ix) materially adversely affect any indemnities in favor of any Holder as provided pursuant to the terms of any Operative Document, except as may be consented to by each Person adversely affected thereby.

          (c) Notwithstanding anything to the contrary contained in Section 9.02(b) (except as provided in the proviso to Section 9.02(b)), (x) without the necessity of the consent of any of the Holders or the Indenture Trustee, the Owner Trust may and (y) in the case of clause (iii) of this Section 9.02(c), without the consent of any of the Holders, the Indenture Trustee may:

          (i) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Charter, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with Sections 9.02(a) and 9.02(b), the Owner Trust shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions thereof, or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Charter as originally executed: Article 2 (if the result thereof would be to shorten the term of the Charter to a period shorter than the period ending with the maturity date of the Secured Notes), Articles 3(a) (except to the extent that such change or modification relates solely to Excess Hire, Bareboat Market Rate, Excess Hire Rate, Additional Excess Hire or Additional Excess Hire Rate), 3(b), 3(c), (3(e), 3(f) (3g), 5(b), 9, 14, 15, 16, 17, 18, 21, 22, 23 and
     Schedule 2 (except to the extent that such change or modification relates solely to Excess Hire, Bareboat Market Rate, Excess Hire Rate, Additional Excess Hire or Additional Excess Hire Rate) and any definition of terms used in the Charter, to the extent that any modification of such definition would result in a modification of the Charter not permitted pursuant to this Section 9.02(c); provided that, subject to the next proviso, in the event an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall have all rights of the Owner Trust as Owner under the Charter to modify, amend or supplement the Charter or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Owner thereunder; provided further that, without the prior consent of the Owner Trust, and subject to the Indenture Trustee's rights to exercise remedies under
     Article 22 of the Charter without the prior consent of the Owner Trust, whether or not an Indenture Event of Default shall have occurred and be continuing, no such action shall be taken with respect to any of the provisions of Article 1 (if any modification of a definition contained therein would result in a modification of the Charter not permitted by this proviso), 3, 11, 14, 15, 16 (except to increase the amounts or types of insurance the Charterer must provide thereunder at its expense), 18, 20, 21, 25, 27, 28 and 29 of the Charter, or any other Section of the Charter (including Section 22 of the Charter) to the extent such action shall affect the amount or timing of any amounts payable by the Charterer under the Charter as originally executed (or as subsequently modified with the consent of the Owner Trust) which, absent the occurrence and continuance of an Indenture Event of Default, would be distributable to the Owner Trust or the Owner Participant under Article IV;

          (ii) modify, amend or supplement the Trust Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with Section 9.02(b), the Owner Trust shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Trust Agreement as originally executed:
     Section 3.2, Section 5.1, Section 9.2, Section 10, Section 11, Section 12.7 and any definition of terms used in the Trust Agreement, to the extent that any modification of such definition would result in a modification of the Trust Agreement not permitted pursuant to this Section 9.02(c), and in each case only to the extent any such action shall adversely impact the interests of the Holders; and

          (iii) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with Section 9.02(a) or Section 9.02(b), the Owner Trust and the Indenture Trustee shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement as originally executed: Section 2, Section 4, Section 6, Section 9, Section 11 (other than an amendment to add to the covenants of the Charterer), Section 12, Section 13 (insofar as such Section 13 relates to the Indenture Trustee, the Indenture Estate and the Holders) and, to the extent the Loan Participants would be adversely affected thereby, Section 14 and Section 15 and any definition of terms used in the Participation Agreement to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this Section 9.02(c);

          (iv) modify, amend or supplement the Construction Contract; provided that such modification, amendment or supplement does not decrease (except to a de minimis extent) the Fair Market Sales Value of the Vessel or decrease the useful life or utility of the Vessel; and

          (v) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that the making of any such other provision shall not adversely affect the interests of the Holders unless such provision corrects a mistake.

          SECTION 9.03.  Execution of Indenture Supplement, Amendments, Etc.  In
                         --------------------------------------------------
executing or accepting the additional trusts created by any amendment or supplement to this Indenture, or any amendment, consent, waiver or other modification permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, each of the Indenture Trustee and the Owner Trust shall be entitled to receive, and (subject to Section 7.01 and Section 7.02) shall be fully protected in relying upon, an opinion of independent counsel stating that the execution of such amendment or supplement to this Indenture, or of such amendment, consent, waiver or modification, is authorized or permitted by this Indenture. Either of the Indenture Trustee or the Managing Trustee may, but shall not be obligated to, enter into any such amendment or supplement to this Indenture which affects its own rights, duties or immunities under this Indenture or otherwise. It shall not be necessary for Holders to approve the particular form of any proposed amendment or supplement to this Indenture, or any amendment, consent, waiver or other modification of any other Operative Document or U.K. Document, but it shall be sufficient if such action shall approve the substance thereof.

          SECTION 9.04.  Effect of Indenture Supplement.  Upon the execution of
                         ------------------------------
any amendment or supplement to this Indenture pursuant to this Article IX, this Indenture shall be modified in accordance therewith, and such amendment or supplement shall form a part of this Indenture for all purposes; and every Holder of a Secured Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 9.05.  Reference in Secured Notes to Indenture Supplements.
                         ---------------------------------------------------
Secured Notes authenticated and delivered after the execution of any amendment or supplement pursuant to this Article IX may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or supplement. If the amendment or supplement to this Indenture shall so provide, new Secured Notes so modified as to conform, in the opinion of the Indenture Trustee and the Owner Trust, to any such amendment or supplement may be prepared and executed by the Owner Trust and authenticated and delivered by the Indenture Trustee in exchange for outstanding Secured Notes.

          SECTION 9.06.  Notices of Indenture Supplements and Amendments, Etc.
                         ----------------------------------------------------
Promptly after the execution by the Owner Trust and the Indenture Trustee of any amendment or supplement to this Indenture, or any amendment, consent, waiver or other modification pursuant to the provisions hereof, the Indenture Trustee shall send a conformed copy of such instrument to each Holder, the Charterer, the Owner Trust and the Owner Participant, but the failure of the Indenture Trustee to send such a conformed copy shall not impair or affect the validity of such document.

          SECTION 9.07.  Charterer Rights.  Without the consent of the
                         ----------------
Charterer, no amendment or supplement to this Indenture or amendment, waiver or other modification of any provision of this Indenture shall alter or modify the provisions of Section 5.09 or this Section 9.07.


                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.01.  Termination of Indenture.  This Indenture and the
                          ------------------------
trusts created hereby shall terminate, and this Indenture shall be of no further force or effect, upon the payment in full of the principal of and interest on and all other amounts due and payable under all Secured Notes and all other amounts due and payable to any Holder or the Indenture Trustee hereunder or under any other Operative Document. The foregoing shall not impair any rights of a Holder in respect of indemnification or other claims which may be available against any party under the terms of any other Operative Document. Except as otherwise provided in the preceding sentence, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

          SECTION 10.02.  No Legal Title to Indenture Estate in Holders.  No
                          ---------------------------------------------
Holder shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Secured Note or other right, title and interest of any Holder in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of any legal title to any part of the Indenture Estate.

          SECTION 10.03.  Power of Attorney.  The Owner Trust does hereby
                          -----------------
constitute the Indenture Trustee its true and lawful attorney-in-fact, irrevocably and coupled with the interest of the Indenture Trustee created by this Indenture, so long as any Secured Notes are Outstanding and so long as there are any other amounts due hereunder, under any other Operative Documents, or under the Secured Notes, with full power (in the name of and as attorney-in-fact for the Owner Trust or otherwise) to ask for, require, demand and receive any and all moneys and claims for moneys, and all other property, which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action, or to institute any proceedings, which the Indenture Trustee may deem to be necessary or advisable in the premises.
The Owner Trust has directed the Indenture Trustee to make all necessary conveyances, assignments, transfers and deliveries of the Indenture Estate and any rights hereunder pursuant to the provisions of this Indenture, and for that purpose the Indenture Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, and the Owner Trust hereby ratifies and confirms all that the Indenture Trustee, acting as its attorney, or any such substitute, shall lawfully do by virtue hereof and whether pursuant to the exercise of any remedies hereunder or otherwise.

          SECTION 10.04.  Regarding the Owner Trust and the Owner Trustees.  (a)
                          ------------------------------------------------
Except as expressly provided herein, all and each of the representations, warranties, undertakings and agreements herein made on the part of the Owner Trust are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding the Managing Trustee or the Delaware Trustee personally, but are made and intended for the purpose of binding only the Trust Estate, and this Indenture is executed and delivered by the Managing Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by, or at any time shall be enforceable against, the Managing Trustee or any of its successors in trust on account of any representation, warranty, undertaking or agreement hereunder of the Owner Trust, either expressed or implied, all such personal liability, if any, being expressly waived by the Indenture Trustee; provided, however, that (i) the Indenture Trustee or any Person claiming by, through or under it, making claim hereunder, may, subject to the terms and conditions hereof, look to the Trust Estate for satisfaction of such liability or responsibility and (ii) the Managing Trustee or its successor in trust, as applicable, shall be personally liable for its own gross negligence and willful misconduct and for the matters described in clauses (i) through (v) of the last sentence of Section 7.4 of the Trust Agreement. Subject to the terms and conditions hereof, each time a successor Managing Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Managing Trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of the predecessor Managing Trustee hereunder and under the other Operative Documents, and such predecessor Managing Trustee shall be released from all further duties and obligations hereunder and under the other Operative Documents, all without the necessity of any consent or approval by the Indenture Trustee and without in any way altering the terms of this Indenture or such other Operative Documents or the obligations of the Indenture Trustee hereunder or thereunder.

          (b) As to the aggregate unpaid principal amount of Secured Notes Outstanding as of any date, the Owner Trust may rely on an Officer's Certificate of the Indenture Trustee.

          SECTION 10.05.  Notices.  All communications, notices and consents
                          -------
provided for in this Indenture shall be in writing and shall be given in person or by courier or by means of telex, telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), or mailed by first class mail or overnight courier, addressed: (a) in the case of the Owner Trust, to the Owner Trust in care of Deutsche Morgan Grenfell (Cayman) Limited, as Managing Trustee, Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, British West Indies, Attention: Managing Director (telephone: (809) 949-8000; telecopier: (809) 949-8178); (b) in the case of the Indenture Trustee, to State Street Bank and Trust Company, Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department (telephone: (617) 664-5340; telecopier: (617) 664-5371); and, in the case of all other parties, as set forth in Schedule I to the Participation Agreement or at such other address as any such Person may from time to time designate by notice duly given in accordance with the provisions of this Section 10.05 to the other parties hereto and shall be deemed given when received by (or when proffered to, if receipt is not accepted) the party to whom it is addressed.

          SECTION 10.06.  Severability of Provisions.  Any provision of this
                          --------------------------
Indenture which may be determined by competent authority to be invalid or unenforceable in such jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall negotiate in good faith to replace such provision with an appropriate legal provision. To the extent permitted by applicable law, the parties hereto waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

          SECTION 10.07.  No Oral Modification or Continuing Waivers.  No term
                          ------------------------------------------
or provision of this Indenture or the Secured Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or the person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Secured Note shall be effective only in the specific instance and for the specific purpose given.

          SECTION 10.08.  Successors and Assigns.  All covenants and agreements
                          ----------------------
contained herein shall be binding upon each of the parties hereto and their respective successors and permitted assigns, and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder. This Indenture and the Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except as otherwise provided in or permitted by this Indenture. Each Holder by its acceptance of a Secured Note agrees to be bound by this Indenture and all provisions of the Operative Documents applicable to it.

          SECTION 10.09.  Headings; Table of Contents.  The division of this
                          ---------------------------
Indenture into Articles, Sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

          SECTION 10.10.  Normal Commercial Relations.  Notwithstanding anything
                          ---------------------------
contained in this Indenture to the contrary, any of the Owner Participant, the Indenture Trustee, the Owner Trust, the Managing Trustee, the Delaware Trustee or any bank or other affiliate of any such Person may conduct any banking or other financial transactions and have banking or other commercial relationships with the Charterer, fully to the same extent as if this Indenture were not in effect.

          SECTION 10.11.  Governing Law.  THIS INDENTURE SHALL BE GOVERNED BY,
                          -------------
AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 10.12.  Execution.  This Indenture may be executed in separate
                          ---------
counterparts by the parties thereto, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 10.13.  Security Agreement.  This Indenture shall constitute a
                          ------------------
security agreement and, in addition to all other rights of the Indenture Trustee hereunder, the Indenture Trustee shall have for the benefit of the Holders all of the rights conferred upon secured parties by the UCC and any other similar legislation as from time to time in effect in any applicable jurisdiction.

          SECTION 10.14.  Benefits of Indenture.  Nothing in this Indenture,
                          ---------------------
whether express or implied, shall be construed to give to any Person other than the parties hereto, the Holders and (to the extent expressly provided herein) the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Indenture or the Secured Notes, and this Indenture shall be held for the sole and exclusive benefit of the parties hereto, the Holders and, to the extent expressly provided herein, the Owner Participant.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    SAMOCO 1233 TRUST,
                                         Owner Trust

                                    By:  DEUTSCHE MORGAN GRENFELL
                                        (CAYMAN) LIMITED,
                                         not in its individual capacity, except
                                         as expressly provided herein, but
                                         solely as Managing Trustee



                                       By: /s/ J.H. Gullimare
                                          -----------------------------
                                          Name: J.H. Gullimare
                                          Title: Authorized Signatory


                                    STATE STREET BANK AND
                                     TRUST COMPANY,
                                         as Indenture Trustee


                                    By:  /s/ Ruth A. Smith
                                       --------------------------------
                                       Name: Ruth A. Smith
                                       Title: Vice President

                                                                      Appendix A
                                                                    to Indenture
                                                                    ------------

                                  DEFINITIONS
                                  -----------


                        See Appendix A filed separately.

                                     APP-1

                             DESCRIPTION OF VESSEL
                             ---------------------

That certain double hulled, double bottomed, very large crude carrier, designated as Hull No. 1233, to be constructed by Sumitomo Heavy Industries, Ltd. in the shipyard of Sumitomo Heavy Industries, Ltd. in Oppama, Japan, pursuant to the Construction Contract and expected to be delivered in November 1998. The Vessel will have a gross registered tonnage of approximately 160,000 tons, a net registered tonnage of approximately 95,000 tons and a designed deadweight capacity of approximately 280,000 metric tons.

                                    SCH-1-1

                                                                       Exhibit A
                                                                    to Indenture
                                                                    ------------
                                    FORM OF
               SERIES 1996 A-3 SECURED NON-RECOURSE DISCOUNT NOTE
                               SAMOCO 1233 TRUST


                                 Maturity Date:

Registered No. _________  New York, New York
                                                                          Dated:

Principal Sum at Full Accrual Date:   ________$Interest Rate Per Annum:      %

Full Accrual Date: __________

          The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Expected yield to maturity for period   Original issue discount under Section
 from Issue Date to Maturity Date:      1273 of the Internal Revenue Code
 % (rounded to two decimal places),     (for each $1,000 principal amount at
 compounded semiannually on each        the Full Accrual Date and at
 _______ and _____, commencing on the   maturity):   $
 Full Accrual Date (computed after
 giving effect to (i) the accretion     Issue Price (for each $1,000
 of original issue discount prior to    principal amount at maturity):  $
 the Full Accrual Date and (ii)
 payment of interest on each _______
 and ______ from and after the Full
 Accrual Date to the Maturity Date at
 the rate of interest set forth
 above).

          SAMOCO 1233 TRUST, a trust created pursuant to the Delaware Business Trust Act (the "Owner Trust"), of which Deutsche Morgan Grenfell (Cayman) Limited and Wilmington Trust Company are acting not in their respective individual capacities but solely as Owner Trustees (the "Owner Trustees") under that certain Declaration of Agreement of Trust, dated as of November 22, 1996, among the Owner Participant named therein and the Owner Trustees (the "Trust Agreement"), for value received hereby promise to pay to State Street Bank and Trust Company, as Pass Through Trustee (the "Pass Through Trustee") under that certain 1996-A Pass Through Trust (the "Pass Through Trust") created by the Pass Through Trust Agreement, dated as of December 19, 1996, as supplemented and amended by that certain Pass Through Trust Supplement, dated as of December 19, 1996 (as supplemented and amended, the "Agreement"), or registered assigns (collectively, the "Holders"), the principal sum of _________________________________________
DOLLARS ($__________) (or, in the event this Secured Note shall be redeemed prior to the Full Accrual Date specified above, the Accreted Value of this Secured Note as of such date) in installments on each Interest Payment Date defined below as set forth in Schedule I hereof with the final installment due and payable on the Maturity Date specified above and to pay interest on the unpaid principal amount of this Secured Note accruing from the Full Accrual Date until the principal amount of this Secured Note shall have been paid in full at the Interest Rate specified above (based on a 360-day year of twelve 30 day months) and (to the extent not prohibited by applicable law) to pay interest on any overdue principal at the Overdue Rate. Subject to Section 2.03(b) of the Indenture (defined below), the first payment of accrued and unpaid interest on the unpaid principal of this Secured Note shall be payable on ____ and thereafter on each ________ and ______ in each year (each such date being an "Interest Payment Date"). No interest shall accrue on the principal amount of this Secured Note prior to the Full Accrual Date as such amount may be reduced from time to time by the payment of principal installments thereunder.

          This Secured Note shall accrete original issue discount at a rate per annum, as set forth in Schedule I hereof, such that the yield on this Secured Note from the date hereof to the Full Accrual Date will equal the semi-annual bond equivalent rate corresponding to the Interest Rate specified above. The principal amount of this Secured Note on any date prior to the Full Accrual Date shall be the Accreted Value, as defined in the Indenture (defined below), and, from and after the Full Accrual Date, the principal amount of this Secured Note shall be the full principal sum specified above.

          This Secured Note is one of the Secured Notes issued by the Owner Trust pursuant to the terms of the Trust Indenture, Assignment of Charter and Head Lease, and Security Agreement, dated as of December 19, 1996 (the "Indenture"), between the Owner Trust and State Street Bank and Trust Company, not in its individual capacity but solely as Indenture Trustee thereunder, for the Holder of this Secured Note and the Holders of all other Secured Notes Outstanding thereunder (the "Indenture Trustee"). Capitalized terms used in this Secured Note and not otherwise defined shall have the respective meanings assigned to them in the Indenture.

          Each payment of principal and interest shall be due and payable at the times, places and in the manner as specified herein and in the Indenture.

          Each payment on this Secured Note shall be applied, first, to the payment of accrued interest on this Secured Note to the date of such payment, second, to the payment of any principal on this Secured Note then due hereunder, and third, to the payment of the installments of principal remaining unpaid on this Secured Note in the inverse order of the maturity thereof.

                                    EXHA-2

          This Secured Note is one of the Owner Trust's Series 1996 A-3 Secured Notes, which, together with any Additional Notes and any note or notes issued from time to time in exchange or substitution therefor in accordance with the terms of the Indenture, are equally and ratably secured by the Indenture, except as otherwise provided therein. The property of the Owner Trust (excluding Excepted Payments) included in the Indenture Estate is pledged, assigned or mortgaged to the Indenture Trustee, to the extent provided in the Indenture, as security for the payment of the principal of, Make-Whole Amount, if any, and interest on this Secured Note and all other Secured Notes issued and outstanding from time to time under the Indenture. Reference is hereby made to the Indenture for a description of the Indenture Estate, and for a statement of the rights of the Holder of, and the nature and extent of the security for, this Secured Note and of the rights of, and the nature and extent of the security for, the Holders of the other Secured Notes and of certain rights of the Owner Trust and the Owner Participant, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions the Holder agrees by its acceptance of this Secured Note.

          This Secured Note is subject to redemption or purchase in whole as specified in Article III of the Indenture.

          In case an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of the Secured Notes, together with all accrued but unpaid interest, may be declared or may otherwise become due and payable in the manner and with the effect provided in Article V of the Indenture.

          The Secured Notes are issuable only as registered notes. There shall be maintained a note register for the purpose of registering transfers and exchanges of the Secured Notes at the principal corporate trust office of the Indenture Trustee, or of any successor Indenture Trustee, in the manner provided in Section 2.05 of the Indenture. The Owner Trust and the Indenture Trustee may deem and treat the Person in whose name this Secured Note is registered on the Note Register as the absolute owner hereof (whether or not this Secured Note shall be overdue) for the purpose of receiving payments of principal, Make Whole Amount, if any, and interest and for all other purposes, and neither the Owner Trust nor the Indenture Trustee shall be affected by any notice to the contrary.

          All payments of principal, Make-Whole Amount, if any, and interest to be made by the Owner Trust and, except as otherwise provided in the Operative Documents, all payments of any other amounts payable by or on behalf of the Owner Trust under the Secured Notes or under the Indenture, shall be made only from the income and proceeds from the Indenture Estate, and only to the extent that the Indenture Trustee shall have received sufficient income and proceeds from the Indenture Estate to make such payments in accordance with the Indenture. The Holder, by its acceptance of this Secured Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for payment as provided in the Indenture, and that none of the Owner Participant, the Owner Trust, the Managing Trustee, the Delaware Trustee or the Indenture Trustee

                                    EXHA-3

(whether in their respective individual or trust capacities) shall be personally liable to the Indenture Trustee or to the Holder for any amounts payable under this or any Secured Note, nor, except as specifically provided in the Indenture or any other Operative Document, for any amounts payable or any liability under the Indenture.

          This Secured Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Indenture Trustee.

          No delay or omission of the Holder to exercise its rights hereunder shall impair any such right or power or shall be construed to be a waiver of any Indenture Event of Default or an acquiescence therein. No waiver of any Indenture Event of Default shall be construed, taken or held to be a waiver of any other Indenture Event of Default or a waiver, acquiescence in, or consent to any further or succeeding Indenture Event of Default. The Owner Trust waives demand, notice and protest in any defense by reason of extension of time for payment or other indulgence granted by the Holder.

          THIS SECURED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                    EXHA-4

          IN WITNESS WHEREOF, the Owner Trust has caused this Secured Note to be duly executed.


Date: _________________
                                    SAMOCO 1233 TRUST,
                                       Owner Trust

                                    By: DEUTSCHE MORGAN GRENFELL, (CAYMAN)
                                        LIMITED, not in its individual capacity,
                                        but solely as Managing Trustee under the
                                        Trust Agreement


                                       By:
                                          -------------------------
                                          Authorized Officer

                                    EXHA-5

                         Certificate of Authentication
                         -----------------------------

          This Secured Note is one of the Series 1996 A-3 Secured Notes due _______________ of SAMOCO 1233 TRUST, the Owner Trust as described in the within-mentioned Indenture.

                                    STATE STREET BANK AND
                                     TRUST COMPANY, not in its individual
                                      capacity, but soley as Indenture Trustee



                                    By:
                                       -------------------------
                                       Authorized Signatory

                                    EXHA-6

                                                                   Schedule I to
                                                                    Exhibit A to
                                                                       Indenture
                                                                       ---------
               SERIES 1996 A-3 SECURED NON-RECOURSE DISCOUNT NOTE
                               SAMOCO 1233 TRUST

                         Payment         Aggregate Payment
Interest Payment Date    Percentage           Amount
---------------------    ----------           ------

                                    EXHA-7

                                                                     Exhibit B-1
                                                                    to Indenture
                                                                    ------------
              Schedule of Principal Payments on the Secured Notes
                SERIES  1996 A-3 SECURED NOTE SAMOCO 1233 TRUST

                                 Payment         Aggregate Payment
Regular Distribution Date        Percentage           Amount
-------------------------        ----------      -----------------

July 2, 1997                                --              --
January 2, 1998                             --              --
July 2, 1998                                --              --
January 2, 1999                             --              --
July 2, 1999                                --   $  899,795.00
January 2, 2000                     0.38800992%     931,153.00
July 2, 2000                        0.40153213%     963,603.00
January 2, 2001                     0.41552523%     997,185.00
July 2, 2001                        0.43000647%   1,031,937.00
January 2, 2002                     0.44499224%   1,067,900.00
July 2, 2002                        0.46050022%   1,105,166.00
January 2, 2003                     0.47654851%   1,143,629.00
July 2, 2003                        0.49315610%   1,183,485.00
January 2, 2004                     0.51034282%   1,224,729.00
July 2, 2004                        0.52812807%   1,267,411.00
January 2, 2005                     0.54653342%   1,311,580.00
July 2, 2005                        0.56557999%   1,357,289.00
January 2, 2006                     0.58529064%   1,404,590.00
July 2, 2006                        0.60568780%   1,453,540.00
January 2, 2007                     0.62679603%   1,504,196.00
July 2, 2007                        0.64863993%   1,556,617.00
January 2, 2008                     0.67124493%   1,610,866.00
July 2, 2008                        0.69463821%   1,667,004.00
January 2, 2009                     0.71884605%   1,725,099.00
July 2, 2009                        0.74389780%   1,785,219.00
January 2, 2010                     0.76982277%   1,847,434.00
July 2, 2010                        0.79665114%   1,911,817.00
January 2, 2011                     0.82441440%   1,978,444.00
July 2, 2011                        0.85314532%   2,047,393.00
January 2, 2012                     0.88287753%   2,118,744.00
July 2, 2012                        0.91364554%   2,192,582.00
January 2, 2013                     0.94548599%   2,268,994.00
July 2, 2013                        0.97843639%   2,348,068.00
January 2, 2014                     1.01253471%   2,429,899.00
July 2, 2014                        1.04782191%   2,514,581.00
January 2, 2015                     1.08433851%   2,602,214.00
July 2, 2015                        1.12212764%   2,692,901.00
January 2, 2016                     1.16123372%   2,786,748.00
July 2, 2016                        1.20170246%   2,883,867.00
January 2, 2017                     1.24358215%   2,984,371.00

                                    EXHB-1

                                                                     Exhibit B-2
                                                                    to Indenture
                                                                    ------------


                   Issuance of Series 1996 A-3 Secured Notes
                   -----------------------------------------

     The issuance of the Series 1996 A-3 Secured Notes issued hereunder shall be issued to and shall be payable to the Pass Through Trustee under the Pass Through Trust Agreement with respect to the grantor trust created thereby, in each case as set forth below:



                  Mobil Corporation 1996 A Pass Through Trust:
                      6.97% Certificates due July 2, 2017

                                    EXHB-2

                                                                       Exhibit C
                                                                    to Indenture
                                                                    ------------


                      FORM OF SUBSTITUTION DATE SUPPLEMENT


          SUBSTITUTION DATE AGREEMENT dated as of
(this "Substitution Agreement"), among [
       ----------------------
], a trust created pursuant to
(the "Substitute Obligor") under the [Substitute Trust Agreement] (as defined
      ------------------
below), SAMOCO 1233 Trust, a trust created pursuant to the Delaware Business Trust Act (the "Owner Trust") under a Declaration of Agreement of Trust dated as of November 22, 1996, as amended, among Deutsche Morgan Grenfell (Cayman) Limited, Wilmington Trust Company and SAMOCO LLC, a Cayman Islands limited life company, as owner participant, MOBIL MARINE FINANCE COMPANY I INC., as Charterer, STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided in the Indenture, but solely as Indenture Trustee (the "Indenture Trustee"), and STATE STREET BANK
                                      -----------------
AND TRUST COMPANY, as Pass Through Trustee, who each being duly sworn did declare and say as follows.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Indenture;

          WHEREAS, the Substitute Obligor was organized pursuant to a
Declaration and Agreement of Trust dated                             (the
"Substitute Trust Agreement"), among                                 , as
---------------------------
managing trustee (together with its permitted successors and assigns, the
"Managing Trustee"),[                                                     ], as
-----------------
Delaware trustee (together with its permitted successors and assigns, the "Delaware Trustee"), each acting not individually, except as otherwise provided
-----------------
herein (when acting in such individual capacities, the "
Trust Company" and "Delaware Trust Company", respectively), but solely as
-------------       ----------------------
trustees for the Substitute Obligor (the Managing Trustee and the Delaware Trustee, collectively in such capacities being, the "Owner Trustees" and each
                                                     --------------
individually, an "Owner Trustee"), and
                  -------------
, as owner participant (the "Owner Participant") as amended and supplemented;
                             -----------------
and

          WHEREAS, the Owner Trust desires to sell, and the Substitute Obligor desires to purchase all of the Owner Trust's beneficial interest in the Vessel Interest created under the Operative Documents.

          WHEREAS, the Indenture provides for the execution and delivery of a supplement substantially in the form of this Substitution Agreement, which supplement shall provide for certain matters relating to the assumption by the Substitute Obligor of the obligations of the Owner Trust pursuant to Section
3.04 of the Indenture;

          NOW, THEREFORE, the parties hereto agree as follows:

          1. As of the date of this Substitution Agreement (the "Substitution Date"), the Owner Trust hereby irrevocably sells, assigns , transfers and conveys to the Substitute Obligor all of Owner Trust's right, title and interest in and to the Vessel Interest.

          2. The Substitute Obligor hereby (a) accepts the foregoing assignment, (b) confirms that it is purchasing the Vessel Interest subject to the security interest and Lien of the Indenture and ratifies the security interest and Lien which the Owner Trust granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture in all of the Owner Trust's right, title and interest in and to the Indenture Estate and (b) explicitly agrees that it is acquiring the Vessel Interest, and all property relating thereto, constituting a portion of the Indenture Estate, subject to such security interest and Lien, which shall remain in full force and effect until the Lien of the Indenture on the Vessel is discharged in accordance with the terms thereof, and the Indenture Trustee acknowledges that the Charter and the obligations of Owner Trust thereunder as the Charterer have been terminated, except as specifically provided for therein.

          3. Effective as of the Substitution Date, each party hereto agrees that the Substitute Obligor shall be deemed to be a party to the Indenture, the Secured Notes and each other Operative Document to which the Owner Trust is a party, and all references to the Owner Trust in the Indenture, the Secured Notes and each other Operative Document shall be deemed to be references to the Substitute Obligor; provided, however, that any obligations or liabilities of the Managing Trustee or the Delaware Trustee in its individual capacities incurred on or prior to the Substitution Date or arising out of or based upon events occurring on or prior to the Substitution Date, shall remain the responsibility of the Owner Trust.

          4. This Substitution Agreement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference in this Substitution Agreement.

          5.  Representations and Warranties of Owner Trust.  Owner Trust hereby
              ---------------------------------------------
represents and warrants to the Substitute Obligor and the Indenture Trustee as follows:

          (a) Organization and Good Standing.  Owner Trust is a trust duly
              ------------------------------
organized, validly existing and in good standing under the Delaware Business Trust Act.

                                    EXHC-2

          (b) Power and Authority.  Owner Trust has full corporate power and
              -------------------
authority to execute, deliver and perform this Substitution Agreement and to consummate the transactions contemplated hereby.

          (c) Due Authorization.  This Substitution Agreement has been duly
              -----------------
authorized, executed and delivered by the Owner Trust, and assuming due authorization, execution and delivery by the Substitute Obligor and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Owner Trust, enforceable against it in accordance with its terms except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights or by general principles of equity.

          (d) Compliance with Law.  Neither the execution, delivery or
              -------------------
performance by the Owner Trust of this Substitution Agreement nor compliance with the terms and provisions hereof, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law including, without limitation, the Securities Act of 1933, as amended, and any law, governmental rule or regulation applicable to the Owner Trust.

          6.  Representations and Warranties of Substitute Obligor.  The
              ----------------------------------------------------
Substitute Obligor hereby represents and warrants to the Owner Trust and the Indenture Trustee as follows:

          (a) Organization and Good Standing.  The Substitute Obligor is a trust
              ------------------------------
duly organized and validly existing under the Delaware Business Trust Act.

          (b) Power and Authority.  The Substitute Obligor has full trust power
              -------------------
and authority to execute, deliver and perform this Substitution Agreement and to consummate the transactions contemplated hereby.

          (c) Due Authorization.  This Substitution Agreement has been duly
              -----------------
authorized, executed and delivered by the Substitute Obligor and, assuming the due authorization, execution and delivery thereof by the Owner Trust and the Indenture Trustee, constitutes the legal, valid and binding obligation of the Substitute Obligor, enforceable against it in accordance with its terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights or by general principles of equity.

          (d) Compliance with Law.  Neither the execution, delivery or
              -------------------
performance by the Substitute Obligor of this Substitution Agreement nor compliance with the terms and provisions hereof, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation applicable to Substitute Obligor.

                                    EXHC-3

          (e) Investment Intent.  Substitute Obligor is acquiring the Vessel
              -----------------
Interest for its own account for investment and with no present intention of distributing or reselling such Vessel Interest or any part thereof other than a transfer to an affiliate of the Substitute Obligor or a transfer to another person in compliance with the provisions of the Securities Act of 1933, as amended, and the Operative Documents.

          7.  Counterparts.  This Substitution Agreement may be executed in one
              ------------
or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

          8.  Successors and Assigns.  The terms of this Substitution Agreement
              ----------------------
shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          9.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
              -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          10.  Amendment.  No waiver, modification or amendment of any provision
               ---------
of this Substitution Agreement shall be effective unless it is in writing and signed by the party against which it is sought to be enforced.

          11.  Further Assurances.  Each party agrees that from time to time
               ------------------
after the date hereof, it shall execute and deliver or cause to be executed and delivered such instruments, documents and papers, and take all such further action as may be reasonably required in order to consummate fully the purposes of this Substitution Agreement and to implement the transactions contemplated hereby.

                                    EXHC-4

          IN WITNESS WHEREOF, the parties hereto have caused this Substitution Agreement to be duly executed and delivered on the day and year first above written.


                              SAMOCO 1233 TRUST, Owner Trust

                              By: DEUTSCHE MORGAN GRENFELL (CAYMAN) LIMITED, not
                                  in its individual capacity, except as
                                  expressly provided in the Indenture, but
                                  solely as Managing Trustee of the Owner Trust


                                  By:                             :
                                     -----------------------------
                                  Title:


                              [                            ], Substitute Obligor

                              By:[                              ],
                                  not in its individual capacity, except as
                                  expressly provided herein and in the
                                  Indenture, but solely as Managing Trustee of
                                  the Substitute Obligor


                                  By:
                                     -----------------------------
                                     Title:

                              STATE STREET BANK AND TRUST COMPANY, Indenture Trustee

                              By:
                                 ---------------------------------
                                 Title:


                              MOBIL MARINE FINANCE COMPANY I INC., as Charterer


                              By:
                                 ---------------------------------
                                 Title:

                                    EXHC-5

                              STATE STREET BANK AND TRUST COMPANY, as Pass
                              Through Trustee


                              By:
                                 ----------------------------------
                                 Title:



                                    EXHC-6

                                                                       Exhibit D
                                                                    to Indenture
                                                                    ------------

                     FORM OF TRUST INDENTURE, ASSIGNMENT OF
                 CHARTER AND HEAD LEASE AND SECURITY AGREEMENT
                              SUPPLEMENT NO. ____

          This TRUST INDENTURE, ASSIGNMENT OF CHARTER AND HEAD LEASE AND SECURITY AGREEMENT SUPPLEMENT NO. ____, dated _________________ (this "Indenture Supplement") between DEUTSCHE MORGAN GRENFELL (CAYMAN) LIMITED, a Cayman Islands banking corporation, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in their individual capacities, but solely as Owner Trustees (the "Owner Trustees") of SAMOCO 1233 TRUST, a trust created under the Declaration of Agreement of Trust pursuant to the Delaware Business Trust Act (the "Owner Trust") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts
      -----------
trust company, not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee (the "Indenture Trustee").
                                              -----------------

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Indenture; and

          WHEREAS, the Indenture provides for the execution and delivery of one or more supplements substantially in the form of this Indenture Supplement, which supplement shall describe the property from time to time included in the Indenture Estate;

          NOW, THEREFORE, THIS INDENTURE  SUPPLEMENT WITNESSETH that, to secure
(i) the prompt payment of the principal of, Make-Whole Amount, if any, and interest on all Secured Notes from time to time Outstanding under the Indenture and of all other amounts payable to the Holders (whether as Holders or Loan Participants) thereunder, under the Secured Notes and under the other Operative Documents, (ii) the performance and observance by the Owner Trust of all of the provisions, covenants and agreements contained in the Participation Agreement, in the Secured Notes and in the other Operative Documents for the benefit of the Indenture Trustee or the Holders therein, and (iii) the performance and observance by the Owner Participant of its covenants and agreements contained in the Operative Documents (the obligations described in the above clauses (i), (ii) and (iii), collectively, the "Indenture Indebtedness"), and for the uses and purposes and subject to the terms and provisions thereof, and in consideration of the premises and of the covenants herein contained and of the acceptance of the Secured Notes by the Holders thereof:

                                GRANTING CLAUSE
                                ---------------

          The Owner Trust, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment and performance of the Indenture Indebtedness, hereby presently irrevocably mortgages, hypothecates and pledges unto the Indenture Trustee and creates to and for the benefit of the Indenture Trustee, a security interest in and mortgage lien on all of the right, title and interest of the Owner Trust in, to and under all of the property, rights, interests, and privileges described on
Exhibit I hereto now owned or in the future acquired by the Owner Trust or in which the Owner Trust now has or may in the future acquire any estate, right, title or interest (collectively, the "Additional Property"),

          TO HAVE AND TO HOLD the aforesaid Additional Property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Holders, without any priority of any Secured Note over any other, and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

          This Indenture Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference in this Indenture Supplement and is hereby ratified, approved and confirmed. From and after the date hereof, the Indenture Estate shall include the Additional Property along with the all other property, rights and interest granted to the Indenture Trustee under the Granting Clause of the Indenture and the Additional Property shall be subject to the Lien of the Indenture.

          This Indenture Supplement may be executed by the Owner Trust and the Indenture Trustee in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    EXHD-2

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed, all as of the date first written above.

                                    SAMOCO 1233, as Owner Trust

                                    By:  DEUTSCHE MORGAN GRENFELL
                                       (CAYMAN) LIMITED, not in its individual
                                       capacity, except as expressly provided
                                       herein, but solely as Owner Trustee


                                    By:
                                       -----------------------------
                                    Title:


                                    STATE STREET BANK AND TRUST COMPANY,
                                    Indenture Trustee


                                    By:
                                       -----------------------------
                                    Title:

                                    EXHD-3

                                                                    Exhibit I to
                                                                       Exhibit D
                                                                    to Indenture
                                                                    ------------

                      Description of Additional Property.

                                    EXHD-4

                                                                       EXHIBIT E
                                                                    TO INDENTURE
                                                                    ------------



                          FORM OF FIRST SHIP MORTGAGE


                              Dated ______________


                                       by


                             ______________________

                            Shipowner and Mortgagor


                                       to


                             ______________________
                                   Mortgagee



                                  VLCC ______

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        -------

ARTICLE IREPRESENTATIONS OF THE SHIPOWNER.............................    -4-
     (1)  Organization................................................    -4-
     (2)  Documentation...............................................    -4-

ARTICLE IICOVENANTS OF THE SHIPOWNER..................................    -4-
     (1)  Maintenance of Entity Status................................    -4-
     (2)  Liens.......................................................    -4-
     (3)  Maintenance of Mortgage.....................................    -5-

ARTICLE III  EVENTS OF DEFAULT AND REMEDIES...........................    -5-
     (1)  Event of Default............................................    -5-
     (2)  Remedies....................................................    -5-
     (3)  Conveyance after Sale.......................................    -7-
     (4)  Shipowner Barred............................................    -7-
     (5)  Arrest By Third Party.......................................    -7-
     (6)  Powers of the Mortgagee.....................................    -8-
     (7)  Application of Proceeds.....................................    -8-
     (8)  No Exclusivity..............................................    -8-

ARTICLE IV  SUNDRY PROVISIONS.........................................    -8-
     (1)  Recording...................................................    -8-
     (2)  Successors and Assigns......................................    -8-
     (3)  Agents......................................................    -9-
     (4)  Notices.....................................................    -9-
     (5)  Governing Law...............................................    -9-
     (6)  Termination of U.K. Documents...............................    -9-


EXHIBIT 1      Indenture (with attached Appendix A and Exhibits A-E)

EXHIBIT 2      Article 21 of the Charter

                                    EXHE-i

          THIS FIRST SHIP MORTGAGE, made and dated ____________, by (a) ____________________________________ (the "Shipowner"), with an address at
________________________________________________________________, created by the
__________________________ dated as of ______________, as amended and restated
as of _______________ (the "___________"), with the _________________ named therein, and duly qualified as a _______________ foreign maritime entity, in favor of (b) _____________________________________________, not in its
individual capacity but solely as Indenture Trustee (the "Mortgagee") under a Trust Indenture, Assignment of Charter and Head Lease and Security Agreement, dated as of ____________ (the "Indenture") between the Shipowner and the Mortgagee.


          WHEREAS:

          A. The Shipowner is the registered owner of the Republic of __________________ flag VLCC "_____" (the "Vessel"), Official No. __________, of
______ gross tons and _____ net tons, duly documented in the name of the Shipowner under the laws and flag of the Republic of _____________ with her home port at the port of ________.

          B. Pursuant to the terms of the Indenture, the Shipowner has issued and sold to the Pass Through Trustee (as defined in the Indenture) its Series 1996-A Secured Notes dated _______________ (the "Secured Notes") in the initial principal amount of U.S.____________. The form of the Indenture (together with Appendix A, Definitions, and Exhibits A-E (including the form of the Secured Notes)) is attached hereto as Exhibit 1 and hereby made a part hereof as though set forth fully herein. The term "Indenture" as used in this Mortgage shall mean the Indenture and Appendix A (Definitions) and Exhibit A (Form of Secured Notes) as attached hereto and as each may be amended, supplemented or modified from time to time.

          C. The Shipowner has entered into a demise charter (as the same may be amended, supplemented or modified from time to time, the "Charter") with _________________ (the "Charterer") respecting the Vessel pursuant to which the Charterer has covenanted and agreed with the Shipowner, inter alia, to operate, maintain, and insure the Vessel. The form of Article 21 of the Charter defining Charter Events of Default is attached hereto as Exhibit 2 and hereby made a part hereof as though set forth fully herein.

          D.  The Shipowner has entered into a ______________________________
(the "Conditional Sale Agreement") dated _____________ with the financial institution named therein (the "U.K. Lessor") pursuant to which the U.K. Lessor has been granted certain rights respecting the Vessel. The U.K. Lessor has demise chartered the Vessel to the Shipowner pursuant to a U.K. Head Lease dated ______________ (the "Head Lease").



                                    EXHE-1

          E. To secure payment of principal of, interest on, Make-Whole Amount, if any, and any other amounts which may become due to the Mortgagee or the holders of Secured Notes pursuant to the terms of the Indenture, the Secured Notes and the other Operative Documents, the Shipowner has duly authorized the execution, delivery and recording of this First Ship Mortgage under and pursuant to the laws of the __________________. Notwithstanding anything contained herein to the contrary the rights granted to the Indenture Trustee hereunder are subject and subordinate to the rights of the U.K. Lessor under the Conditional Sale Agreement and the Head Lease so long as either document is in full force and effect.

          F. Terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Indenture.


NOW, THEREFORE, THIS MORTGAGE, WITNESSETH:

          That in consideration of the premises and other valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of, interest on, Make-Whole Amount, if any, respecting the Secured Notes, and all other amounts which may become due under the Indenture or hereunder (collectively, the "Indebtedness hereby secured) and to secure the performance and observance of and compliance with the covenants, terms and conditions herein and in the Secured Notes and the Indenture contained, the Shipowner has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and does by these presents grant, convey, mortgage, pledge, assign, transfer, set over and confirm unto the Mortgagee, its successors and assigns, the whole of the Vessel which term shall include all of the boilers, engines, machinery, bowsprits, masts, spars, sails, rigging, boats, anchors, cables, apparel, furniture, fitting, equipment and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid, but excluding any leased equipment;

          SUBJECT AND SUBORDINATE to the rights of the U.K. Lessor under the Conditional Sale Agreement and the Head Lease so long as either document is in full force and effect;

          TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, to its and its successors' and assigns' own use and behoof forever;

          PROVIDED only, and the condition of these presents is such that if the Shipowner, or its successors or assigns, shall pay or cause to be paid to the Mortgagee the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Secured Notes and the Indenture, and shall perform, observe and comply with the covenants, terms and conditions in this Mortgage and

                                    EXHE-2
in the Secured Notes and the Indenture contained, expressed or implied, to be performed, observed or complied with, by and on the part of the Shipowner, then these presents and the rights hereunder shall cease, determine and be void; otherwise to be and remain in full force and effect.


                                   ARTICLE I

                        REPRESENTATIONS OF THE SHIPOWNER

          (1)  Organization.  The Shipowner is a trust created under the
               ------------
_________________________, duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified as a _______________ foreign maritime entity. _______________________________ is
Managing Trustee of the Shipowner.

          (2)  Documentation.  The Vessel is, and the Shipowner covenants that
               -------------
it will remain, duly documented in the name of the Shipowner as owner thereof under the laws and flag of the _______________________, free and clear of all Liens and encumbrances except Permitted Liens, which include but are not limited to, the rights of the U.K. Lessor under the Conditional Sale Agreement and the Head Lease, so long as either document is in full force and effect.


                                   ARTICLE II

                           COVENANTS OF THE SHIPOWNER


          (1)  Maintenance of Entity Status.  The Shipowner covenants that it
               ----------------------------
will remain duly qualified as a _________________ foreign maritime entity.

          (2)  Liens.  Neither the Shipowner, the Charterer or any other
               -----
charterer, the master of the Vessel nor any other Person has or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the Vessel any Lien whatsoever, other than the Lien of this Mortgage and Permitted Liens.

          (3)  Maintenance of Mortgage.  The Shipowner (or the Charterer under
               -----------------------
the Charter) shall, at its expense and at no cost to the Mortgagee, comply with and satisfy all of the provisions of the laws and flag of the ______________________, in order to establish, record and maintain this Mortgage as a mortgage thereunder on the Vessel except to the extent provided by the Indenture.

                                    EXHE-3

                                  ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

          (1)  Event of Default.  An Indenture Event of Default shall constitute
               ----------------
an event of default hereunder.

          (2)  Remedies.  If an Indenture Event of Default shall have occurred
               --------
and be continuing, subject to the provisions of Article III, Section (2)(g) hereof and the Indenture, (x) the Mortgagee shall have the rights and remedies provided in the Indenture, (y) the Mortgagee shall have all of the rights and remedies provided mortgagees under the laws of the __________________ and, in addition, (z) the Mortgagee may:

          (a) Enforce and exercise all or any of its rights and powers as a first mortgagee at law, in equity, or in admiralty;

          (b) Exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the laws of the ____________________________, or by the applicable laws of any jurisdiction where the Vessel may be found, and initiate and prosecute such other judicial, extra-judicial, or administrative proceedings as it may consider appropriate to recover any or all sums due, or declared due, on the Indebtedness hereby secured out of the Vessel, with the right to enforce payment of said sum against any assets of the Indenture Estate, and in connection therewith obtain a decree ordering the sale of the Vessel in accordance with Section 2(e) of this Article III;

          (c) Have a receiver of the Vessel appointed as a matter of right in any suit hereunder (and any such receiver may have the rights of the Mortgagee set forth in, or by reference in, this Article III);

          (d) Take possession of the Vessel, with or without legal proceedings, at any place where the Vessel may be found (and the Shipowner, the Charterer or other Person in possession of the Vessel shall forthwith surrender possession of the Vessel to the Mortgagee on demand), and the Mortgagee shall have the right, but shall not be obligated, to manage, insure, maintain, repair, employ, lay up, hold, charter, lease, operate or otherwise use the Vessel for such period and under such terms as it may reasonably deem most expedient for its interest, accounting only for the net profits, if any, arising from such use and charging against all receipts from such use of the Vessel, all reasonable charges and expenses in connection with such use;

          (e) Sell the Vessel at private sale, on such terms and conditions as it deems best, free of any claim of the Shipowner and, except as provided by law, any other Person excluding the U.K. Lessor, upon advance notice of twenty-five (25) consecutive days published in a newspaper authorized to publish legal notices of that kind in New York, New York, and by sending notice of such sale no later than the date of first publication, by

                                    EXHE-4
telegraph, cable, telecopy or telex, to the Shipowner as provided in Section
10.05 of the Indenture. Any such sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. Any such sale may be conducted without bringing the Vessel to the place designated for such sale. The Mortgagee or any holder of a Secured Note may become the purchaser at any such sale, and shall have the right to credit on the purchase price any and all sums of money due in respect of the Secured Notes and any other Indebtedness hereby secured;

          (f) Accept a conveyance of title to, and to take without legal process (and the Shipowner or other Person in possession shall forthwith surrender possession to the Mortgagee), the whole or any part of the Vessel wherever the same may be, and to take possession of and hold the same; and

          (g) Notwithstanding anything contained herein to the contrary, the rights and remedies granted to the Mortgagee under this Mortgage or by relevant law shall not be exercised in such a manner as to interfere with or prejudice the rights of the U.K. Lessor under the Conditional Sale Agreement or the Head Lease. Without restricting the generality of the foregoing, so long as the Head Lease is in full force and effect, the Mortgagee shall not, without the prior written consent of the U.K. Lessor, exercise any remedy resulting in an in rem judicial sale of the Vessel.

          In addition, so long as the Charter is in effect and no Charter Event of Default shall have occurred, the Mortgagee shall not, without the prior written consent of the Charterer exercise any remedy resulting in an in rem judicial sale of the Vessel.

          (3)  Conveyance after Sale.  Subject to the provisions of Article III,
               ---------------------
Section (2)(g) hereof, the Shipowner hereby irrevocably appoints the Mortgagee the true and lawful attorney of the Shipowner, in its name and stead, to make all necessary transfers of the whole or any part of the Vessel in connection with a sale, use or other disposition pursuant to Section 2 of Article III hereof, and for that purpose to execute all necessary instruments of assignment and transfer. Nevertheless, the Shipowner shall, if so requested by the Mortgagee, ratify and confirm any sale, assignment, transfer or delivery by executing and delivering such proper bill of sale, assignment, conveyance, instrument of transfer or other instrument as may be designated in such request.

          (4)  Shipowner Barred.  A sale of the Vessel made pursuant hereto
               ----------------
whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and, subject to the provisions of Article III, Section 2(g) hereof, all Persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given or whether any Indenture Event of Default

                                    EXHE-5
or event of default hereunder has occurred, or as to the propriety of the sale, or as to application of the proceeds thereof.

          (5)  Arrest By Third Party.  (a) Subject to the provisions of Article
               ---------------------
III, Section (2)(g) hereof and any rights of the Charterer (including under Article 7 of the Charter), in the event that an Indenture Event of Default shall have occurred and be continuing and the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country of the world or by any government or other authority and shall not be released from arrest or detention within thirty (30) days from the date of arrest or detention, the Shipowner hereby authorizes the Mortgagee, in the name of the Shipowner, to apply for and receive possession of and to take possession of the Vessel with all of the rights and powers that the Shipowner might have, possess and exercise in any such event. This authorization is irrevocable.

          (b) Subject to the provisions of Article III, Section (2)(g) hereof and any rights of the Charterer, in the event that an Indenture Event of Default (including Article 7 of the Charter), shall have occurred and be continuing, the Shipowner irrevocably authorizes the Mortgagee or its appointees (with full power of substitution) to appear in the name of the Shipowner in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien or claim against the Vessel from which the Vessel shall not have been released in accordance with Article 15 of the Charter.

          (6)  Powers of the Mortgagee.  Subject to the provisions of Article
               -----------------------
III, Section (2)(g) hereof, the Mortgagee is hereby appointed as attorney-in-fact of the Shipowner, during the continuance of any Indenture Event of Default, and upon compliance with the terms of the Indenture, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, compensation, income and profits of the Vessel, and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing.

          (7)  Application of Proceeds.  Any monies collected by the Mortgagee
               -----------------------
pursuant to any sale of the Vessel or other enforcement of any of its rights hereunder on account of the occurrence of an Indenture Event of Default shall be distributed in accordance with the provisions of Section 4.03 of the Indenture.

          (8)  No Exclusivity.  Subject to the provisions of Article III,
               --------------
Section (2)(g) hereof, no right or remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given

                                    EXHE-6
hereunder or under the Indenture or now or hereafter existing at law, in equity, in admiralty, by statute or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent or subsequent assertion or employment of any other right or remedy hereunder or otherwise.


                                   ARTICLE IV

                               SUNDRY PROVISIONS

          (1)  Recording.  For the purposes of recording this First Ship
               ---------
Mortgage as required by the __________________________________, as amended, the total amount of this Mortgage is (i) ______________________________________ and
(ii) interest, Make-Whole Amount, if any, and performance of mortgage covenants. The discharge amount is the same as the total amount.

          (2)  Successors and Assigns.  All the covenants, promises,
               ----------------------
stipulations and agreements of the Shipowner contained in this Mortgage shall bind the Shipowner, its successors and assignees, and shall inure to the benefit of the Mortgagee, its successors and assigns.

          (3)  Agents.  Wherever and whenever herein any right, power or
               ------
authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint; and the authorized acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

          (4)  Notices.  Any notice or demand or other communication to the
               -------
Shipowner or the Mortgagee under this Mortgage shall be made in accordance with
Section 10.05 of the Indenture.

          (5)  Governing Law.  The provisions of this Mortgage shall, with
               -------------
respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the
__________________________.

          (6) Termination of U.K. Documents.  If the Conditional Sale Agreement
              -----------------------------
and the Head Lease shall cease to be in full force and effect, this Mortgage shall be read and construed as though such documents were not mentioned herein. In such event, (a) to the extent permitted by applicable law, this Mortgage shall succeed to the position of a first preferred ship mortgage, and the Mortgagee shall have all of the rights of a mortgagee of a first preferred ship mortgage, or (b) at the request of the Mortgagee, the Shipowner shall execute, deliver and cause to be recorded, at the Shipowner's expense, in favor of the Indenture Trustee a first preferred ship mortgage containing substantially similar provisions to those of this Mortgage.

                                    EXHE-7

          IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed by its authorized representative the day and year first above written.


                                         _____________________________ ,
                                         not in its individual capacity but
                                         solely as the Managing   Trustee



                                         By:_____________________
                                         Name:
                                         Title: Attorney-in-Fact


STATE OF NEW YORK   )
                    )               ss.:
COUNTY OF NEW YORK                  )



          On this ____ day of December, 1996, before me personally appeared ________________, known to me, and known to be the person who executed the foregoing instrument, who, being by me duly sworn, did depose and say that he
resides at _______________________________; that he is Attorney-in-Fact     of
__________________________________________________________, not in its
individual capacity but solely as the Managing Trustee of the ______________, the party described in and which executed the foregoing instrument; that he signed his name thereto by authority of a power of attorney issued by said Trust and he further acknowledged such mortgage is the free act and deed of such Trust.



                                   ____________________________
                                         Notary Public



                    [For use in the ______________________]

                                    EXHE-8